SUBORDINATED

NOTE PURCHASE AGREEMENT

between

Wisconsin Capital Corporation

and

East West Bank

Dated as of April 28, 2005

TABLE OF CONTENTS

EXHIBITS:

A Form of Subordinated Note

B Form of Rate Election Notice

C Form of Opinion of Borrower's Counsel

D Form of Authorization to Debit Account

E Form of Notice of Authorized Borrowers

F Form of Quarterly Compliance Certificate

DISCLOSURE SCHEDULES:

4.1.2 Subsidiaries; Capital Stock of Borrower

4.5.1 Financing Statements

4.7.3 Regulatory Enforcement Actions

4.7.4 Pending Litigation

4.7.6 ERISA

5.2.3 Indebtedness

SUBORDINATED NOTE PURCHASE AGREEMENT

This SUBORDINATED NOTE PURCHASE AGREEMENT (this "Agreement") is dated as of April 28, 2005 and is made by and between EAST WEST BANK, a California state-chartered Federal Reserve member bank ("Borrower"), and WISCONSIN CAPITAL CORPORATION, a Nevada corporation ("Lender").

R E C I T A L S :

A. Borrower is a California state-chartered Federal Reserve member bank and a wholly-owned subsidiary of East West Bancorp, Inc., a Delaware corporation ("Bancorp").

B. Borrower has requested that Lender purchase from Borrower subordinated debt (the "Subordinated Debt") that qualifies as Tier 2 capital under applicable rules and regulations of the Board of Governors of the Federal Reserve System ("FRB"). The Subordinated Debt may be referred to in this Agreement as the "Facility."

C. Lender is willing to purchase from Borrower a subordinated note in an aggregate principal amount of $50,000,000 in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the Subordinated Note. The Subordinated Debt is intended to qualify as Tier 2 capital under applicable rules and regulations promulgated by the FRB.

THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto hereby agree as follows:

A G R E E M E N T:

  DEFINITIONS.

    Defined Terms. The following capitalized terms generally used in this Agreement and in the other Transaction Documents have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement may be defined in such sections.

    "Affiliate(s)" means, with respect to any Person, such Person's immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with, said Person, and their respective Affiliates, members, shareholders, directors, officers, employees, agents and representatives.

    "Assignee Lender" has the meaning ascribed to such term in Section 9.2.

    "Bancorp" has the meaning ascribed to such term in the recitals hereto.

    "Base Rate" shall mean that rate of interest (expressed as a percent per annum) equal to Lender's "base" or "prime" rate (which is not necessarily the lowest or most favorable rate of interest charged by Lender on commercial loans at any time) in effect from time to time, which means a base rate of interest established by US Bank National Association from time to time that serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Any change in the rate of interest hereunder due to a change in the base or prime rate shall become effective on the date each change in the base or prime rate is announced by US Bank National Association.

    "Base Rate Tranche" shall mean a Borrowing Tranche as to which the Base Rate is applicable.

    "Borrower" has the meaning ascribed to such term in the preamble hereto and shall include any successor to East West Bank or such other Person that shall assume the obligations of the borrower under the Transaction Documents.

    "Borrower 2004 Financial Statements" has the meaning ascribed to such term in Section 4.4.

    "Borrower 2004 Financial Statements Date" has the meaning ascribed to such term in Section 4.4.

    "Borrower Financial Statements" has the meaning ascribed to such term in Section 4.4.

    "Borrower's Accountant" means Deloitte & Touche LLP, or such other nationally recognized firm of certified public accountants selected by Borrower as shall from time to time audit Borrower.

    "Borrower's Liabilities" means Borrower's obligations under this Agreement and any other Transaction Documents.

    "Borrowing Date" means the date any Borrowing Tranche is disbursed, renewed or converted (from a LIBO Tranche to a Base Rate Tranche or from a Base Rate Tranche to a LIBO Tranche pursuant to Section 2.7.2 or 2.7.3).

    "Borrowing Tranche" means a disbursement of proceeds under the Facility pursuant to this Agreement.

    "Business Day" means (a) for all purposes other than as covered by clause (b) hereof, a day of the week (but not a Saturday, Sunday or a legal holiday under the laws of the State of Wisconsin or any other day on which banking institutions located in Wisconsin are authorized or required by law or other governmental action to close) on which the Milwaukee, Wisconsin offices of U.S. Bank National Association are open to the public for carrying on substantially all of its business functions and (b) with respect to determinations in connection with, and payments of principal and interest on any LIBO Rate Tranche, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in U.S. dollar-denominated deposits in the London Interbank Eurodollar Market. Unless specifically referenced in this Agreement as a Business Day, all references to "days" shall be to calendar days.

    "CCFI" means the California Commissioner of Financial Institutions.

    "Closing" means the meaning ascribed to such term in Section 2.5.

    "Closing Date" means April 28, 2005.

    "Code" means the Internal Revenue Code of 1986, as amended or recodified.

    "Condition or Release" means any presence, use, storage, transportation, discharge, disposal, release or threatened release of any Hazardous Materials.

    "Default Rate" has the meaning ascribed to such term in Section 2.6.3.

    "Disclosure Schedule" means, in aggregate, the disclosures contemplated herein as included in the Disclosure Schedule, which has been delivered in connection with the execution of this Agreement.

    "Employee Benefit Plan" means an "employee benefit plan" within the meaning of Section 3(3) of ERISA.

    "Equity Interest" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants, options or other rights to purchase any of the foregoing.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended or recodified.

    "ERISA Affiliate" means any person (as defined in Section 3(9) of ERISA) which together with Borrower would be a member of the same "controlled group" within the meaning of Sections 414(b), (m), (c) and (o) of the Code.

    "Event of Default" has the meaning ascribed to such term in Section 8.1.1.

    "Facility" has the meaning ascribed to such term in the recital hereto.

    "FDIC" means the Federal Deposit Insurance Corporation.

    "Federal Reserve Notice" shall have the meaning ascribed to such term in Section 8.6.

    "FDI Act" means the Federal Deposit Insurance Act, as amended or recodified.

    "FRB" shall have the meaning ascribed to such term in the recitals hereto and shall include any other Governmental Agency that serves as the primary federal regulator of Borrower from time to time while the Facility is outstanding.

    "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

    "Governmental Agency(ies)" means, individually or collectively, any federal, state, county or local governmental department, commission, board, regulatory authority or agency including, without limitation, the FRB, the CCFI and the FDIC.

    "Hazardous Materials" means oil, flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under the Hazardous Materials Laws and/or other applicable environmental laws, ordinances or regulations.

    "Hazardous Materials Claims" has the meaning ascribed to such term in Section 4.7.7.

    "Hazardous Materials Laws" mean any laws, regulations, permits, licenses or requirements pertaining to the protection, preservation, conservation or regulation of the environment which relates to real property, including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

    "Indebtedness" means and includes: (a) all items arising from the borrowing of money that, according to GAAP now in effect, would be included in determining total liabilities as shown on the consolidated balance sheet of Borrower or any Subsidiary; (b) all obligations secured by any lien in property owned by Borrower whether or not such obligations shall have been assumed; (c) all guaranties and similar contingent liabilities with respect to obligations of others; and (d) all other obligations (including, without limitation, letters of credit) evidencing obligations to others; provided, however, Indebtedness shall not include (i) deposits or other indebtedness created, incurred or maintained in the ordinary course of Borrower's business (including, without limitation, federal funds purchased, advances from any Federal Home Loan Bank, secured deposits of municipalities, letters of credit issued by Borrower's depository institution and repurchase arrangements) and consistent with customary banking practices and applicable laws and regulations or (ii) indebtedness created, incurred or maintained that is expressly subordinate and junior in all respects (including, without limitation, with respect to the right of payment) to or pari passu with the Facility.

    "Initial Disbursement" has the meaning ascribed to such term in Section 3.1.

    "Instructions" means disbursement instructions given by Borrower to Lender specifying the manner in which proceeds of the Subordinated Debt should be disbursed at Closing.

    "Interest Rate Protection Agreement" means an interest rate swap, cap, collar or other hedging or derivative agreement, to which Lender or any Affiliate of Lender is the counterparty, intended to mitigate interest rate risk, along with any other related agreement or instrument executed in connection therewith.

    "Interim Financial Statements" has the meaning ascribed to such term in Section 4.4.

    "Leases" means all leases, licenses or other documents providing for the use or occupancy of any portion of any Property, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto.

    "Lender" has the meaning ascribed to such term in the preamble hereto.

    "LIBO Rate" means that rate of interest equal to (a) the quotient of (i) the average of the rates of interest, rounded upward, if necessary, to the nearest whole multiple of .0625% (1/16 of 1%), quoted to Lender in accordance with U.S. Bank National Association's normal and customary practices in the London Inter-Bank Eurodollar Market for U.S. Dollar deposits with prime banks, as such average appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on the date that is two Business Days prior to any applicable Borrowing Date for an amount approximately equal to the applicable LIBO Rate Tranche and for a period of time approximately equal to a LIBOR Period, divided by (ii) 100% minus the Reserve Percentage.

    "LIBO Rate Tranche" means a Borrowing Tranche as to which the LIBO Rate is applicable.

    "LIBOR Period" means a period of three months with respect to a LIBO Rate Tranche; provided that no LIBOR Period shall extend beyond the Maturity Date.

    "Maturity Date" means April 28, 2015.

    "Permitted Encumbrances" has the meaning ascribed to such term in Section 4.5.1.

    "Person" means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.

    "Property" means any real property owned or leased by Borrower or any Subsidiary.

    "Rate Election Notice" shall mean a properly completed notice in the form attached as Exhibit B hereto or a verbal notice conveyed to Lender in accordance with its disbursement procedures from time to time.

    "Reserve Percentage" means the percentage announced within Lender as the reserve percentage under Regulation D of the FRB for loans and obligations making reference to a LIBO Rate for a LIBOR Period. The Reserve Percentage shall be based on Regulation D or other regulations from time to time in effect concerning reserves for Eurocurrency Liabilities as defined in Regulation D from related institutions as though Lender were in a net borrowing position, as promulgated by the FRB, or its successor.

    "RICO Related Law" means the Racketeer Influenced and Corrupt Organizations Act of 1970 or any other federal, state or local law for which forfeiture of assets is a potential penalty.

    "Subordinated Debt" has the meaning ascribed to such term in the recitals hereto.

    "Subordinated Debt Amount" means $50,000,000.

    "Subordinated Note" means a subordinated note in the form attached as Exhibit A hereto in the principal amount of the Subordinated Debt Amount, as amended, restated, supplemented or modified from time to time and each debenture delivered in substitution or exchange for such subordinated note.

    "Subsidiary" means East West Mortgage Securities, LLC and any corporation or other entity in which a majority of the outstanding Equity Interest is directly or indirectly owned by Borrower.

    "Surviving Entity" has the meaning ascribed to such term in Section 5.2.1.

    "Tier 2 Capital" has the definition provided in, and shall be determined in accordance with, the rules and regulations of the FRB.

    "Transaction Documents" means this Agreement and those other documents and instruments (including, without limitation, all agreements, instruments and documents, including, without limitation, guaranties, mortgages, deeds of trust, pledges, powers of attorney, consents, assignments, contracts, notices and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of Borrower in connection with this Agreement and the Facility) entered into or delivered in connection with or relating to the Facility, including any other documents listed on the schedule of closing documents prepared in connection with the Closing. Transaction Documents shall also include any Interest Rate Protection Agreement between Borrower and Lender.

    "UCC" shall mean the Uniform Commercial Code as enacted in the State of Wisconsin, as amended or recodified.

    "Unmatured Event of Default" means an event or circumstance that with the passage of time, the giving of notice or both could become an Event of Default.

    Certain UCC and Accounting Terms; Interpretations. Except as otherwise defined in this Agreement or the other Transaction Documents, all words, terms and/or phrases used herein and therein shall be defined by the applicable definition therefore (if any) in the UCC. Notwithstanding the foregoing, any accounting terms used in this Agreement which are not specifically defined herein shall have the meaning customarily given to them in accordance with GAAP. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "including" when used in this Agreement without the phrase "without limitation," shall mean "including, without limitation." All references to time of day herein are references to Milwaukee, Wisconsin time unless otherwise specifically provided. Any reference contained herein to attorneys' fees and expenses shall be deemed to be reasonable fees and expenses of Lender's outside counsel and of any other third-party experts or consultants engaged by Lender's outside counsel on Lender's behalf. All references to the Transaction Document shall be deemed to be to such document as amended, modified or restated from time to time. With respect to any reference in this Agreement to any defined term, (a) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (b) if such defined term refers to a document, instrument or agreement, then it shall also include any replacement, extension or other modification thereof.

    Exhibits and Schedules Incorporated. All Exhibits and Schedules attached hereto or referenced herein, are hereby incorporated into this Agreement.

  SUBORDINATED DEBT.

    General Matters.

      Certain Terms. Lender agrees to extend the Subordinated Debt to Borrower in accordance with the terms of, and subject to the conditions set forth in, this Agreement, the Subordinated Note and the other Transaction Documents. An initial Borrowing Tranche in an amount equal to the entire principal amount of the Subordinated Debt shall be borrowed on the Closing Date and, thereafter, any such Borrowing Tranche may be converted or renewed from time to time in accordance with the terms and subject to the conditions set forth in this Agreement. Subject to Section 2.6 and any other conditions and limitations set forth in this Agreement, any Borrowing Tranche under the Subordinated Debt shall be treated as, at Borrower's election subject to and in accordance with the terms in this Agreement: (a) a LIBO Rate Tranche and shall bear interest per annum at a rate equal to the LIBO Rate plus 1.10% (110 basis points); or (b) a Base Rate Tranche and shall bear interest at a rate equal to the Base Rate. The unpaid principal balance plus all accrued but unpaid interest on the Subordinated Debt shall be due and payable on the Maturity Date, or such earlier date on which such amount shall become due and payable on account of acceleration by Lender in accordance with the terms of the Subordinated Note or this Agreement.

      Subordination. The Subordinated Note shall be subordinated in accordance with the subordination provisions set forth therein.

    The Subordinated Note. The Facility shall be evidenced by the Subordinated Note.

    Maturity Date. On the Maturity Date, all sums due and owing under this Agreement and the other Transaction Documents with respect to the Subordinated Note shall be repaid in full. Borrower acknowledges and agrees that Lender has not made any commitments, either express or implied, to extend the terms of the Facility past its Maturity Date, unless Borrower and Lender hereafter specifically otherwise agree in writing.

    Unsecured Facility. The obligations of Borrower to Lender under the Subordinated Note shall be unsecured.

    The Closing. The execution and delivery of the Transaction Documents (the "Closing") will occur at the offices of Barack Ferrazzano, et al. LLP, counsel to Lender, at 333 West Wacker Drive, Suite 2700, Chicago, Illinois at 9:30 a.m. (local time) on the Closing Date, or at such other place or time or on such other date as the parties hereto may agree, by disbursing the proceeds of the Facility in accordance with any Instructions received at least one Business Day prior to Closing.

    Interest Rate Matters. Borrower agrees that matters concerning the election, payment, application, accrual and computation of interest and interest rates shall be in accordance with Lender's practices set forth in this Agreement and in the other Transaction Documents.

      Applicable Interest Rate. The initial Borrowing Tranche shall bear interest as a LIBO Rate Tranche. For any subsequent Borrowing Tranche, Borrower shall make a LIBO Rate or Base Rate election by delivering a Rate Election Notice (a) not less than one Business Day prior to the Borrowing Date, in the case of Base Rate Tranche, (b) not less than three Business Days prior to the Borrowing Date, in the case of a LIBO Rate Tranche, and (c) in no event more than five Business Days prior to a Borrowing Date, provided that no more than one LIBO Rate Tranche for the Facility shall be outstanding at any one time. The LIBO Rate shall remain fixed for all Borrowing Tranches that bear interest based on the LIBO Rate until the next LIBOR Period commences. Borrower may elect, by designation on a Rate Election Notice (i) to convert a LIBO Rate Tranche or any portion thereof into a Base Rate Tranche, (ii) to continue any LIBO Rate Tranche or any portion thereof for an additional LIBOR Period, or (iii) to convert a Base Rate Tranche or any portion thereof to a LIBO Rate Tranche. For purposes of the immediately preceding sentence, the amount of any "portion" shall be $5,000,000 or a multiple thereof. In the event Borrower fails to notify Lender that it desires to continue any LIBO Rate Tranche or any portion thereof by the last day of the applicable LIBOR Period, Borrower shall be deemed to have elected to continue the LIBO Rate Tranche in question. Any Rate Election Notice delivered by Borrower shall be irrevocable and may not be modified in any way without the prior, written approval of Lender. In the absence of a Rate Election Notice to the contrary, each LIBO Rate Tranche shall continue for an additional LIBOR Period equal in length to the expiring LIBOR Period. The LIBOR Period for the continuation of any LIBO Rate Tranche shall commence on the last day of the next preceding LIBOR Period. Notwithstanding anything to the contrary contained herein and subject to the default interest provisions contained herein, if an Event of Default occurs and is continuing, all LIBO Rate Tranches will convert to Base Rate Tranches upon the expiration of the LIBOR Periods therefor. Accordingly, once the Event of Default is cured, Borrower shall be entitled to make a LIBO Rate election by delivery of a Rate Election Notice in accordance with this Section 2.6.1. The conversion of a LIBO Rate Tranche to a Base Rate Tranche pursuant to a description in a Rate Election Notice shall only occur on the last Business Day of the LIBOR Period relating to such LIBO Rate Tranche. Lender is hereby authorized to rely upon Instructions, Rate Election Notices and other written communications concerning the Facility delivered by any authorized officer of Borrower, including Julia Gouw, Mitch Kitiyama, Douglas Krause, such additional authorized agents as any of the above-referenced officers of Borrower shall designate, in writing, to Lender from time to time, and any other person set forth on the Notice of Authorized Borrowers delivered to Lender at Closing or from time to time thereafter.

      Interest Payments. Subject to Section 2.6.3 and except as otherwise expressly provided in the Subordinated Note, interest accrued (a) on each LIBO Rate Tranche shall be payable by Borrower in arrears on the last day of each LIBOR Period and on the Maturity Date, and (b) on each Base Rate Tranche or any other outstanding amount of the Facility shall be payable by Borrower in arrears on the last day of each March, June, September and December, and on the Maturity Date.

      Default Interest. Notwithstanding the rates of interest and the payment dates specified in this Section 2.6, effective immediately upon the occurrence and during the continuance of any Event of Default, the principal balance of the Facility then outstanding and, to the extent permitted by applicable law, any interest payments not paid within five days after the same becomes due shall bear interest payable upon demand at a rate which is 3% per annum in excess of the rate of interest otherwise payable under this Agreement (the "Default Rate"). Notwithstanding anything to the contrary set forth in this Section 2.6.3 or elsewhere in this Agreement, the Default Rate shall only apply with respect to an Event of Default relating to the Subordinated Debt if such Event of Default is one with respect to which Lender would be entitled to declare the Subordinated Note immediately due and payable pursuant to Section 8.1.2. In addition, all other amounts due Lender (whether directly or for reimbursement) under this Agreement or any of the other Transaction Documents, if not paid when due or, in the event no time period is expressed, if not paid within five days after written notice from Lender that the same has become due, shall thereafter bear interest at the foregoing Default Rate. Finally, any amount due on the Maturity Date which is not then paid shall also bear interest thereafter at the Default Rate.

      Computation of Interest. Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest, the date of funding shall be included and the date of payment shall be excluded; provided, however, that if any funding is repaid on the same day on which it is made, one day's interest shall be paid thereon. The last day of a LIBOR Period is considered a date of payment for purposes of the immediately preceding sentence. The parties hereto intend to conform strictly to applicable usury laws as in effect from time to time during the term of the Facility. Accordingly, if the transaction contemplated hereby would be usurious under applicable law (including the laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable), then, in that event, notwithstanding anything to the contrary in this Agreement or the Subordinated Note, Borrower and Lender agree that the aggregate of all consideration that constitutes interest under applicable law that is contracted for, charged or received under or in connection with this Agreement shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to Borrower by Lender (or if such consideration shall have been paid in full, such excess refunded to Borrower by Lender).

    Certain Provisions Regarding LIBO Rate Tranches.

      Changes; Legal Restrictions. In the event the adoption of or any change in any law, treaty, rule, regulation, guideline or the interpretation or application thereof by a Governmental Agency (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) either (a) subjects Lender to any tax (other than income taxes or franchise taxes not specifically based on loan transactions), duty or other charge of any kind with respect to any LIBO Rate Tranche or changes the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable in connection with a LIBO Rate Tranche, or (b) imposes on Lender any other condition materially more burdensome in nature, extent or consequence than those in existence as of the date of this Agreement, and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining any LIBO Rate Tranches or to reduce any amount receivable thereunder; then, in any such case, Borrower shall promptly pay to Lender, as applicable, upon demand, such amount or amounts as may be necessary to compensate Lender for any such additional cost incurred or reduced amounts received.

      LIBO Rate Lending Unlawful. If Lender shall determine (which determination shall, upon notice thereof to Borrower, be conclusive and binding in the absence of readily demonstrable error) that the adoption of or any change in any law, treaty, rule, regulation, guideline or in the interpretation or application thereof by any Governmental Agency makes it unlawful for Lender to make or maintain any LIBO Rate Tranche, (a) the obligation of Lender to make or continue any LIBO Rate Tranche shall, upon such determination, forthwith be suspended until Lender shall notify Borrower that the circumstances causing such suspension no longer exist, and (b) if required by such law, interpretation or application, all LIBO Rate Tranches shall automatically convert into Base Rate Tranches.

      Unascertainable Interest Rate. If Lender shall have determined in good faith that adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Tranches, then, upon notice from Lender to Borrower, the obligations of Lender to make or continue LIBO Rate Tranches shall forthwith be suspended, and thereafter the Facility shall continue as a Base Rate Tranche until Lender shall notify Borrower that the circumstances causing such suspension no longer exist. Lender will give such notice when it determines, in good faith, that such circumstances no longer exist; provided, however, that Lender shall not have any liability with respect to any delay in giving such notice.

      Funding Losses. In the event Lender shall incur any loss or expense (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to make or maintain any LIBO Rate Tranche) as a result of any continuance, conversion, repayment or prepayment of the principal amount of, or failure to make or termination of, any LIBO Rate Tranche on a date other than the scheduled last day of the LIBOR Period applicable thereto, then, upon the written notice of such from Lender to Borrower, Borrower shall reimburse Lender for such loss or expense within three Business Days after receipt of such notice. Such written notice (which shall include calculations in reasonable detail) shall be conclusive and binding in the absence of readily demonstrable error.

      Additional Interest on LIBO Rate Tranches. So long as and to the extent Lender shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (as defined in the definition of Reserve Percentage), and Lender's performance under this Agreement shall have given rise to additional reserve requirements for Lender thereunder, Borrower shall pay to Lender additional interest on the unpaid principal amount of each LIBO Rate Tranche. Such additional interest shall accrue from the later of the date such reserve requirement commences and the date of the first disbursement under such LIBO Rate Tranche until the earlier of the date such reserve requirement ends and the date the principal amount of such LIBO Rate Tranche is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (a) the LIBO Rate for the LIBOR Period for such LIBO Rate Tranche from (b) the rate obtained by dividing the LIBO Rate by a percentage equal to 100% minus the Reserve Percentage as in effect from time to time during such LIBOR Period. Lender shall, as soon as practicable but not later than the last day of the LIBOR Period, provide notice to Borrower of any such additional interest arising in connection with such LIBO Rate Tranche and the certification of Lender that the additional amount is due and that the additional reserve requirement is applicable to such LIBO Rate Tranche. Such additional interest shall be payable directly to Lender on the dates specified herein for payment of interest. The calculation of such additional interest shall be made by Lender and provided to Borrower in writing (which shall include calculations in reasonable detail), which shall be conclusive and binding in the absence of readily demonstrable error.

      Notice of Changes or Increased Costs Relating to LIBO Rate Tranches. Lender agrees that, as promptly as reasonably practicable after it becomes aware of the occurrence of an event or the existence of a condition which would cause it to be affected by any of the events or conditions described in this Section 2.7, it will notify Borrower of such event and the possible effects thereof, provided that the failure to provide such notice shall not affect Lender's rights to reimbursement provided for herein.

    Payments. Borrower agrees that matters concerning prepayments, payments and application of payments shall be in accordance with Lender's practices set forth in this Agreement and in the other Transaction Documents.

      Prepayment. Subject to Section 2.7.4 hereof (a) if the Facility no longer constitutes Tier 2 Capital of the Borrower or (b) at any time after April 28, 2010, Borrower may, upon at least one Business Day's notice to Lender, prepay, without penalty, all or a portion of the principal amount outstanding under the Subordinated Debt in a minimum aggregate amount of $5,000,000 or any larger integral multiple of $5,000,000 by paying the principal amount to be prepaid, together with unpaid accrued interest thereon to the date of prepayment.

      Manner and Time of Payment. All payments of principal, interest and fees hereunder payable to Lender shall be made, without condition or reservation of right and free of set-off or counterclaim, in U.S. dollars and by wire transfer (pursuant to Lender's written wire transfer instructions) of immediately available funds delivered to Lender not later than 11:00 a.m. (Central time) on the date due. Funds received by Lender after that time and date shall be deemed to have been paid on the next succeeding Business Day.

      Payments on Non-Business Days. Whenever any payment to be made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day.

      Application of Payments. All payments received by Lender from or on behalf of Borrower shall be applied first to amounts due to Lender to reimburse Lender's costs and expenses, including those pursuant to Section 5.5 or Section 8.5, second to accrued interest under the Subordinated Note, and third to principal amounts outstanding under the Subordinated Note; provided, however, subject to Section 8.1.2 of this Agreement, that after the date on which the final payment of principal with respect to the Facility is due or following and during any Event of Default, all payments received on account of Borrower's Liabilities shall be applied in whatever order, combination and amounts as Lender, in its sole and absolute discretion, decides, to all costs, expenses and other indebtedness owing to Lender. No amount paid or prepaid under the Subordinated Note may be reborrowed.

    Capital Adequacy. If Lender shall reasonably determine that the application or adoption of any law, rule, regulation, directive, interpretation, treaty or guideline regarding capital adequacy, or any change therein or in the interpretation or administration thereof, whether or not having the force of law (including, without limitation, application of changes to Regulation H and Regulation Y of the FRB issued by the FRB on January 19, 1989 and regulations of the Comptroller of the Currency, Department of Treasury, 12 CFR Part 3, Appendix A, issued by the Comptroller of the Currency on January 27, 1989) increases the capital required or expected to be maintained by Lender or any person or entity controlling Lender, and such increase is based upon the existence of Lender's obligations hereunder and under other commitments of this type, then, within 10 days after demand from Lender, Borrower shall pay to Lender, from time to time, such amount or amounts as will compensate Lender or such controlling person or entity, as the case may be, for such increased capital requirement. The determination of any amount to be paid by Borrower under this Section 2.9 shall take into consideration the policies of Lender or of any Person controlling Lender with respect to capital adequacy and shall be based upon any reasonable averaging, attribution and allocation methods. A certificate of Lender setting forth the amount or amounts as shall be necessary to compensate Lender as specified in this Section 2.9 shall be delivered to Borrower and shall be conclusive in the absence of manifest error.

  DISBURSEMENTS.

    Initial Disbursement. At such time as all of the terms and conditions set forth in Sections 3.2 and 3.3 have been satisfied by Borrower and Borrower has executed and delivered to Lender each of the Transaction Documents and any other related documents in form and substance satisfactory to Lender, in its sole and absolute discretion, Lender shall disburse to Borrower an amount under the Subordinated Note equal to $50,000,000 (the "Initial Disbursement"), as set forth in the Instructions; which shall be delivered to Lender at least one Business Day prior to the date of the Initial Disbursement.

    Conditions Precedent to Initial Disbursement. In conjunction with and as additional (but independent) supporting evidence for certain of the covenants, representations and warranties made by Borrower herein, prior to and as a condition of the Initial Disbursement, Borrower shall deliver or cause to be delivered to Lender each of the following, each of which shall be in form and substance satisfactory to Lender, in its sole and absolute discretion:

      Opinions. An opinion of counsel of Borrower in substantially the form attached as Exhibit C hereto and otherwise satisfactory to Lender, dated on or about the date of the Initial Disbursement.

      Transaction Documents. The Transaction Documents, including, without limitation, the Subordinated Note.

      Authority Documents.

        A copy, certified by the appropriate secretary of state or Governmental Agency, of the charter of Borrower;

        A good standing certificate of Borrower issued by the appropriate secretary of state or Governmental Agency;

        A copy, certified by the Secretary or an Assistant Secretary of Borrower, of the Bylaws of Borrower;

        A copy, certified by the Secretary or an Assistant Secretary of Borrower, of the resolutions of the board of directors of Borrower authorizing the execution, delivery and performance of this Agreement, the Subordinated Note and the other Transaction Documents; and

        An incumbency certificate of the Secretary or an Assistant Secretary of Borrower certifying the names of the officer or officers of Borrower authorized to sign this Agreement, the Subordinated Note and the other documents provided for in this Agreement, together with a sample of the true signature of each such officer (Lender may conclusively rely on such certificate until formally advised by a like certificate of any changes therein).

      Regulatory Consents. Copies certified by the Secretary or an Assistant Secretary of Borrower of all documents evidencing all necessary consents, approvals and determinations of any Governmental Agency with respect to the transactions contemplated in the Transaction Documents and any other transactions between Lender and Borrower, including, without limitation, the permit to be issued by the CCFI.

      Instructions. The Instructions.

      Authorization to Debit Account. An Authorization to Debit Account, substantially in the form of Exhibit D hereto.

      Notice of Authorized Borrowers. A Notice of Authorized Borrowers, substantially in the form of Exhibit E hereto.

      Certain Costs of Lender. Payment of certain costs and expenses incurred by Lender to date in connection with the transactions contemplated herein, such as Lender's attorneys' fees and expenses, that Borrower is obligated to pay pursuant to Section 5.5.

      Other Requirements. Such other additional information regarding Borrower, any Subsidiary and their respective assets, liabilities (including any liabilities arising from, or relating to, legal proceedings) and contracts as Lender may require in its sole discretion.

      Other Documents. Such other certificates, affidavits, schedules, resolutions, opinions, notes and/or other documents which are provided for hereunder or as Lender may reasonably request.

    Conditions to All Disbursements; Renewals and Conversions. Notwithstanding anything to the contrary contained herein, the continued performance, observance and compliance by Borrower of and with all of the covenants, conditions and agreements of Borrower contained herein (whether or not non-performance constitutes an Event of Default) and in the other Transaction Documents shall be further conditions precedent to any disbursements of the proceeds under the Facility. In addition, Lender shall not be required to disburse proceeds under the Facility or to renew or convert any Borrowing Tranche at any time that any of the following are true:

      Default. There exists an Event of Default or Unmatured Event of Default.

      Legislation or Proceedings. Any legislation has been passed or any suit or other proceeding has been instituted the effect of which is to prohibit, enjoin (or to declare unlawful or improper) or otherwise adversely affect, in Lender's sole and absolute judgment, Borrower's performance of its obligations hereunder, or any litigation or governmental proceeding has been instituted or threatened against Borrower or any Subsidiary or any of their officers or shareholders which, in the sole discretion of Lender, may adversely affect the financial condition or operations of Borrower or any Subsidiary.

      Material Adverse Change. There has occurred, in Lender's sole and complete discretion, a material adverse change in the financial condition or affairs of Borrower since the Borrower 2004 Financial Statements Date.

      Representations and Warranties. Any representation or warranty of Borrower contained herein or any information set forth in the recitals hereto, shall not be true on and as of the date of any Borrowing Tranche, with the same effect as though such representations and warranties had been made, or such information had been presented, on and as of such date.

      Approvals. All necessary or appropriate actions and proceedings have not been taken in connection with, or relating to, the transactions contemplated hereby and all documents incident thereto have not been completed and tendered for delivery, in substance and form satisfactory to Lender, including, without limitation, if appropriate in the opinion of Lender, Lender's failure to have received evidence of all necessary approvals from Governmental Agencies.

      Other Documents. Lender has not received in substance and form reasonably satisfactory to Lender, all certificates, affidavits, schedules, resolutions, opinions, notes, and/or other documents which are provided for hereunder or which it may reasonably request.

  Lender's refusal to disburse any proceeds of the Facility on account of the provisions of this Section 3.3 shall not alter or diminish any of Borrower's other obligations hereunder or otherwise prevent any breach or default of Borrower hereunder from becoming an Event of Default. Each Rate Election Notice submitted by Borrower hereunder shall constitute an affirmation that Borrower has performed, observed and complied with its covenants, conditions and agreements contained herein in all material respects.

  GENERAL REPRESENTATIONS AND WARRANTIES. Borrower hereby covenants, represents and warrants to Lender as follows:

    Organization and Authority.

      Organization Matters. Borrower is a California state-chartered Federal Reserve member bank, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority, and possesses all licenses necessary, to conduct business and activities as presently conducted, to own its properties and to perform its obligations under this Agreement. The deposit accounts of Borrower are insured by the FDIC. Borrower has not received any notice or other information indicating that Borrower is not an "insured depository institution" as defined in 12 U.S.C. 1813, nor has any event occurred which could reasonably be expected to adversely affect the status of Borrower as an FDIC-insured institution. Borrower and the Subsidiaries have made payment of all franchise and similar taxes in all of the respective jurisdictions in which they are incorporated, chartered or qualified, except for any such taxes (i) where the failure to pay such taxes will not have a material adverse effect on the financial condition, business or operations of Borrower or any Subsidiary, (ii) the validity of which is being contested in good faith and (iii) for which proper reserves have been set aside on the books of Borrower or any applicable Subsidiary, as the case may be.

      Capital Stock and Related Matters. Section 4.1.2 of the Disclosure Schedule correctly sets forth (a) the state or states in which Borrower conducts its business, (b) a list of all Subsidiaries of Borrower, all of which are directly wholly owned by Borrower, and (c) a list of each class of stock of Borrower and the number of authorized and issued and outstanding shares of each class of stock of Borrower. Except as otherwise stated in Section 4.1.2 of the Disclosure Schedule, there is no plan, agreement or understanding providing for, or contemplating, the issuance of any additional shares of capital stock of Borrower. All of the outstanding capital stock of Borrower is owned beneficially and of record by Bancorp and has been duly authorized, legally and validly issued, fully paid and nonassessable. Except as otherwise stated in Section 4.1.2 of the Disclosure Schedule, there are, as of the date hereof, no outstanding options, rights, warrants or other agreements or instruments obligating Borrower to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Borrower or obligating Borrower to grant, extend or enter into any such agreement or commitment.

      Subsidiaries. Each of Borrower's Subsidiaries is validly existing and in good standing under the laws of its jurisdiction or organization, and each Subsidiary has all requisite power and authority, corporate or otherwise, and possess all licenses necessary, to conduct its business and own its properties.

    No Impediment to Transactions.

      Transaction is Legal and Authorized. The borrowing of the principal amount of the Facility, the execution of this Agreement and the other Transaction Documents and compliance by Borrower with all of the provisions of this Agreement and of the other Transaction Documents are within the corporate and other powers of Borrower. This Agreement and the other Transaction Documents to which Borrower is a party have been duly authorized, executed and delivered, and are the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms.

      No Defaults or Restrictions. Neither the execution and delivery of the Transaction Documents nor compliance with their terms and conditions will (a) violate, conflict with or result in a material breach of, or constitute a material default under: (i) any of the terms, obligations, covenants, conditions or provisions of any corporate restriction or of any indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, charter, bylaw or any other agreement or instrument to which Borrower or any Subsidiary is now a party or by which any of them or any of their properties may be bound or affected; (ii) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency; or (iii) any statute, rule or regulation applicable to Borrower, or (b) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of Borrower or any Subsidiary. None of Borrower or any Subsidiary is in material default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing indebtedness of any kind or pursuant to which any such indebtedness is issued, or other agreement or instrument to which Borrower or any Subsidiary is a party or by which Borrower or any Subsidiary or their respective properties may be bound or affected.

      Governmental Consent. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by Borrower that have not been obtained, and no registrations or declarations are required to be filed by Borrower in connection with, or, contemplation of, the execution and delivery of, and performance under, this Agreement and the other Transaction Documents that have not been filed.

    Purposes of the Facility.

      Use of Proceeds. Borrower shall use the proceeds of the Facility for general corporate purposes. The Facility is an exempt transaction under the Truth-in-Lending Act, as amended or recodified. Borrower does not own any "margin security" as such term is defined in Regulation U of the FRB. Borrower will not use any part of the proceeds of the Facility (a) directly or indirectly to purchase or carry any margin security or reduce or retire any indebtedness originally incurred to purchase any such margin security within the meaning of Regulation U of the FRB, or (b) so as to involve Borrower or Lender in a violation of Regulation U of the FRB. Borrower agrees to execute, or cause to be executed, all instruments necessary for this Facility to comply with all of the requirements of Regulation U of the FRB.

      Usury. The proceeds shall be used for business purposes and none of the amounts to be received by Lender as interest under the Subordinated Note is usurious or illegal under applicable law.

    Financial Condition.

      Borrower Financial Statements. Borrower has delivered to Lender copies of regulatory financial statements on the appropriate FFIEC form filed by Borrower (the "Borrower 2004 Financial Statements") for the 12 months ended December 31, 2004 (the "Borrower 2004 Financial Statements Date"). The Borrower 2004 Financial Statements are true and correct in all material respects, are prepared in accordance with the respective books of account and records of Borrower and its Subsidiaries and have been prepared in accordance with applicable banking regulations, rules and guidelines on a basis consistent with prior periods, and fairly and accurately present in all material respects the financial condition of Borrower and its assets and liabilities and the results of its operations as at, and for the period ending at, such date. [In addition, Borrower has delivered to Lender copies of its regulatory financial statements on the appropriate FFIEC form filed by Borrower for the period ending March 31, 2005 ("Interim Financial Statements" and together with the Borrower 2004 Financial Statements, the "Borrower Financial Statements").] The Interim Financial Statements are true and correct, are prepared in accordance with the respective books of account and records of Borrower and its Subsidiaries and have been prepared in accordance with applicable banking regulations, rules and guidelines on a basis consistent with prior periods, and fairly and accurately present in all material respects the financial condition of Borrower and its assets and liabilities and the results of its operations as of, and for the period ending at, such date. The Borrower Financial Statements contain and reflect provisions for taxes, reserves and other liabilities of Borrower in accordance with applicable banking regulations, rules and guidelines, respectively. Borrower does not have any material debt, liability or obligation of any nature (whether accrued, contingent, absolute or otherwise) which is not provided for or disclosed in the Borrower Financial Statements.

      Absence of Default. No event has occurred which either of itself or with the lapse of time or the giving of notice or both, would give any creditor of Borrower the right to accelerate the maturity of any indebtedness of Borrower for borrowed money. Borrower is not in default under any other lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, non-compliance with which could materially adversely affect Borrower's properties, financial condition or business operations.

      Loans. Each loan having an outstanding balance of more than $1,000,000 and reflected as an asset of Borrower in the Borrower Financial Statements is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms. To Borrower's knowledge, (a) no obligor named therein is seeking to avoid the enforceability of the terms of any loan, and (b) no loan having an unpaid balance (principal and accrued interest) in excess of $1,000,000 is subject to any defense, offset or counterclaim.

      Allowance for Loan Losses. The allowance for loan losses shown in the Borrower Financial Statements are adequate in all respects to provide for losses, net of recoveries relating to loans previously charged off, on loans and leases outstanding as of the date of such statements or reports.

      Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, Borrower has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage and is solvent and able to pay its debts as they mature. No transfer of property is being made and no indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Borrower or any Subsidiary.

    Title to Properties.

      Owned Property. Borrower and the Subsidiaries have, respectively, good and marketable fee title to all the Properties, and good and marketable title to all other property and assets reflected in the Borrower Financial Statements, except for (a) real property and other assets acquired and/or being acquired from debtors in full or partial satisfaction of obligations owed to Borrower, (b) property or other assets leased by Borrower or the Subsidiaries, and (c) property and assets sold or otherwise disposed of in the ordinary course of the Borrower's business subsequent to the date of the Borrower Financial Statements. Except for Properties and other assets acquired and/or being acquired from debtors in full or partial satisfaction of obligations owed to Borrower and property or other assets leased by Borrower or any Subsidiary, all property and assets of any kind (real or personal, tangible or intangible) of Borrower and any Subsidiary are free from any liens, encumbrances or defects in title, except for the following which shall be referred to collectively as "Permitted Encumbrances": (a) any liens granted previously by Borrower to Lender and (b) liens or other third-party interests incurred, created or maintained in the ordinary course of Borrower's banking business and consistent with customary banking practices (including pledges of loans and investment securities). Except as described above or as identified in Section 4.5.1 of the Disclosure Schedule, no financing statement under the UCC that names Borrower or any Subsidiary has been filed and none of Borrower or any Subsidiary has signed any financing statement or any pledge agreement authorizing any secured party thereunder to file any such financing statement.

      Leased Property. For assets or property leased by Borrower or any Subsidiary, Borrower and each such Subsidiary enjoy peaceful and undisturbed possession under all of the Leases under which they are operating, all of which permit the customary operations of Borrower and any Subsidiary, as applicable. None of such leases is in material default and no event has occurred which with the passage of time or the giving of notice, or both, would constitute a material default under any thereof.

    No Material Adverse Change. Since the Borrower 2004 Financial Statements Date, neither the business, operations, properties nor assets of Borrower or any Subsidiary have been materially and adversely affected in any way, as the result of any act or event, including, without limitation, fire, explosion, accident, act of God, strike, lockout, flood, drought, storm, earthquake, combination of workmen or other labor disturbance, riot, activity of armed forces or of the public enemy, embargo, or nationalization, condemnation, requisition or taking of property, or cancellation or modification of contracts, by any domestic or foreign government or any instrumentality or agency thereof. Since the Borrower 2004 Financial Statements Date, there have been no material changes in the assets, liabilities, or condition, financial or otherwise, of Borrower or any Subsidiary other than changes arising from transactions in the ordinary course of business, and none of such changes has been materially adverse, whether in the ordinary course of business or otherwise.

    Legal Matters.

      Compliance with Law. Borrower and the Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where any such failure to comply would not materially and adversely affect the financial condition, business or operations of Borrower or any Subsidiary.

      Taxes. Borrower and each Subsidiary have filed all United States income tax returns and all state and municipal tax returns which are required to be filed, and have paid, or made adequate provision for the payment of, all material taxes which have become due pursuant to said returns or pursuant to any assessment received by Borrower or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. Borrower is unaware of any audit, assessment or other proposed action or inquiry of the Internal Revenue Service with respect to the United States income tax liability of Borrower or any Subsidiary. To the best of Borrower's knowledge, Borrower and each Subsidiary have withheld amounts from their employees, shareholders or holders of public deposit accounts in full and complete compliance with the tax withholding provisions of applicable federal, state and local laws and each has filed all federal, state and local returns and reports for all years for which any such return or report would be due with respect to employee income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been made within the time period required by law.

      Regulatory Enforcement Actions. Except as set forth in Section 4.7.3 of the Disclosure Schedule, none of Borrower, any Subsidiary or any of their respective officers or directors is now operating under any restrictions, agreements, memoranda, or commitments (other than restrictions of general application) imposed by any Governmental Agency, nor are (a) any such restrictions threatened or (b) any agreements, memoranda or commitments being sought by any Governmental Agency.

      Pending Litigation. Except as otherwise disclosed in Section 4.7.4 of the Disclosure Schedule, there are no actions, suits, proceedings or written agreements pending, or, to the best of Borrower's knowledge, threatened or proposed, against Borrower or any Subsidiary at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that, either separately or in the aggregate, will materially and adversely affect the financial condition, business, or operations of any of Borrower or any Subsidiary; and none of Borrower or any Subsidiary is in default with respect to any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign, that, either separately or in the aggregate, will materially and adversely affect the financial condition, business, or operations of Borrower or any Subsidiary.

      RICO. There are no suits, actions or proceedings pending or threatened against Borrower or any Subsidiary, or any officer or director thereof, under a RICO Related Law.

      ERISA. All Employee Benefit Plans (as defined in Section 3(3) of ERISA) established or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes are in material compliance with applicable requirements of ERISA, and are in material compliance with applicable requirements (including qualification and non-discrimination requirements) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such plans. Each Employee Benefit Plan which is a group health plan (within the meaning of Section 5000(b)(1) of the Code) complies with and has been maintained and operated in material compliance with each of the requirements of Section 4980B of the Code. Neither Borrower nor any ERISA Affiliate has failed to make on a timely basis any contributions or to pay on a timely basis any amounts with respect to any Employee Benefit Plan or ERISA or any other applicable law. No "reportable event" or "prohibited transaction," as defined in ERISA, has occurred and is continuing as to any Employee Benefit Plan and no excise taxes have been incurred or security is required with respect to any Employee Benefit Plan. Except as set forth in Section 4.7.6 of the Disclosure Schedule, no Employee Benefit Plan has, or as of the Closing Date will have, any amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) for which Borrower or any ERISA Affiliate could be liable to any Person under Title IV of ERISA if any such plan were terminated. All Employee Benefit Plans are funded in accordance with Section 412 of the Code (if applicable). There would be no obligations under Title IV of ERISA relating to any Employee Benefit Plan that is a multiemployer plan if any such plan were terminated or if Borrower or any ERISA Affiliate withdrew from any such plan. Except as required by Section 4980B of the Code or applicable state insurance laws, neither Borrower nor any ERISA Affiliate has promised any employee medical coverage after termination of employment, or promised medical coverage to any former employee or other individual not employed by Borrower or any ERISA Affiliate, and neither Borrower nor any ERISA Affiliate maintains or contributes to any plan or arrangement providing medical benefits to employees after their termination of employment or any other individual not employed by Borrower or any ERISA Affiliate.

      Environmental. No Property is or, to the best of Borrower's knowledge, has been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials and neither Borrower nor any Subsidiary has engaged in such activities. Each Property, and Borrower and each Subsidiary, are in compliance with all Hazardous Materials Laws. There are no claims or actions ("Hazardous Materials Claims") pending or, to the best of Borrower's knowledge, threatened, nor have there been any such claims or actions in the past, against Borrower or any Subsidiary or any Property by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any Hazardous Materials Law.

      Brokerage Commissions. Neither Borrower nor any Affiliate of Borrower is obligated to pay any brokerage commission or finder's fee to any Person in connection with the transactions contemplated by this Agreement.

    Borrower Status.

      Restrictions on Borrower. None of Borrower or any Subsidiary is a party, nor is bound by, any contract or agreement or instrument, or subject to any charter or other corporate restriction materially and adversely affecting its financial condition, business or operations.

      Non-Foreign Status. Borrower is not a nonresident alien for purposes of U.S. income taxation and is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as said terms are defined in the Code or Income Tax Regulations).

      Investment Company Act. Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      No Burdensome Agreements. None of Borrower or any Subsidiary is a party to any agreement, instrument or undertaking or subject to any other restriction (a) which presently has a material adverse affect upon the property, financial condition or business operations of Borrower or any Subsidiary, or (b) under or pursuant to which Borrower or any Subsidiary is or will be required to place (or under which any other Person may place) a lien upon any of its properties securing indebtedness either upon demand or upon the happening of a condition, with or without such demand.

    No Misstatement. No information, exhibit, report, schedule or document furnished by Borrower to Lender in connection with the negotiation, execution or performance of this Agreement or the funding of the Facility contains any untrue statement of a material fact, or omits to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances when made or furnished to Lender.

    Representations and Warranties Generally. The representations and warranties set forth in this Agreement or in any other Transaction Document will be true and correct (a) on the date of this Agreement and (b) as of the date of the Initial Disbursement with the same force and effect as if made on each such date. In addition, certain of the representations and warranties as reflected in the compliance certificate contemplated in Section 6.4 shall continue to be true and correct as of the date of each such compliance certificate. All representations, warranties, covenants and agreements made in this Agreement or in any certificate or other document delivered to Lender by or on behalf of Borrower pursuant to or in connection with this Agreement shall be deemed to have been relied upon by Lender notwithstanding Lender's review of any documents or materials delivered by Borrower to Lender pursuant to the terms hereof and notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf (and Borrower hereby acknowledges such reliance by Lender in making the Facility and all disbursements thereunder) and, furthermore, shall survive the making of any or all of the disbursements of proceeds under the Facility and continue in full force and effect as long as there remains unperformed any obligations to Lender hereunder or under any of the other Transaction Documents.

  GENERAL COVENANTS, CONDITIONS AND AGREEMENTS. Borrower hereby further covenants and agrees with Lender as follows:

    Compliance with Transaction Documents. Borrower shall comply with, observe and timely perform each and every one of the covenants, agreements and obligations under each and every one of the Transaction Documents.

    Material Transactions.

      Merger and Consolidation. Except as the CCFI may otherwise direct Borrower, Borrower shall not consolidate with or merge with any Person unless: (a) the successor entity which results from such consolidation or merger, if not Borrower (the "Surviving Entity"), (i) shall be a solvent FDIC-insured depository institution organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and (ii) shall have executed and delivered to the holder of the Subordinated Note its assumption of the due and punctual payment of the principal of and premium, if any, and interest on the Subordinated Note, and the due and punctual performance and observation of all of the covenants in the Subordinated Note, this Agreement and any other Transaction Document to be performed or observed by Borrower and shall furnish to such holder an opinion of counsel to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the Surviving Entity enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and (b) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of Borrower or any of its Subsidiaries as a result of such transaction as having been incurred by Borrower or such Subsidiary at the time of such transaction, no Event of Default or Unmatured Event of Default would exist.

      Restricted Payments. If an Event of Default has occurred and is continuing, except as the CCFI may otherwise direct Borrower, Borrower shall not (a) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, (b) make loans or advances to Bancorp, (c) make any payments of interest, principal or premium on, or repay, repurchase or redeem (i) any indebtedness of Borrower payable to Bancorp, or (ii) except for trade payables incurred in the ordinary course of business, any other indebtedness of Borrower that ranks equally with or junior to the Subordinated Note, or (d) make any guarantee payments on any obligations that rank equally with or junior to the Subordinated Note.

      Incurring Debt. Without the prior written consent of Lender, which consent shall not be unreasonably withheld, except as the CCFI may otherwise direct Borrower, Borrower shall not itself, nor shall it cause, permit or allow any Subsidiary (a) to create, assume, incur, have outstanding, or in any manner become liable in respect of any Indebtedness, other than as reflected in Section 5.2.3 of the Disclosure Schedule, or (b) except for Permitted Encumbrances, to create, assume, incur, suffer or permit to exist any mortgage, pledge, deed of trust, encumbrance (including the lien or retained security title of a conditional vendor), security interest, assignment, lien or charge of any kind or character upon or with respect to any of their real or personal property.

      Capital Stock Matters. Except as the CCFI may otherwise direct Borrower, Borrower shall not cease to be a wholly owned subsidiary of Bancorp.

      Other Matters. Borrower shall notify Lender of any of the following at least 10 days prior to the effectiveness thereof: (a) any change in the name of Borrower or any Subsidiary; (b) any change in the headquarters or principal place of business of Borrower or any Subsidiary; (c) the issuance, execution or adoption of any formal or informal (whether voluntary or involuntary) regulatory action with respect to Borrower or any Subsidiary at the request of any Governmental Agency. Lender acknowledges that Borrower has duly and adequately notified Lender that Borrower expects to move its offices to 135 N. Robles Avenue, Pasadena, California 91101, before the end of 2005.

    Business Operations.

      Banking Practices. Borrower shall not itself, nor shall it cause, permit or allow any Subsidiary to engage in any unsafe or unsound banking practices as determined by a Governmental Agency.

      Affiliate Transactions. Borrower shall not itself, nor shall it cause, permit or allow any Subsidiary to enter into any transaction including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of Borrower's or such Affiliate's business and upon terms consistent with applicable laws and regulations and reasonably found by the appropriate board(s) of directors to be fair and reasonable and no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

      Insurance. At its sole cost and expense, Borrower will maintain, and will cause each Subsidiary to maintain, bonds and insurance to such extent, covering such risks as is usual and customary for owners of similar businesses and properties in the same general area in which Borrower or a Subsidiary operates, including, without limitation, insurance for fire and other risks insured against by extended coverage, public liability insurance, workers' compensation insurance and such additional bonds and insurance as may reasonably be requested by Lender. All such bonds and policies of insurance shall be in a form, in an amount and with issuers/insurers recognized as adequate by prudent business persons.

    Compliance with Laws.

      Regulated Activities. Borrower shall not itself, nor shall it cause, permit or allow any Subsidiary to (a) engage in any business or activity not permitted by all applicable laws and regulations, including without limitation, the FDI Act and any regulations promulgated thereunder, or (b) make any loan or advance secured by the capital stock of another bank or depository institution, or acquire the capital stock, assets or obligations of or any interest in another bank or depository institution, in each case other than in accordance with applicable laws and regulations and safe and sound banking practices.

      Taxes. Borrower shall promptly pay and discharge all taxes, assessments and other governmental charges imposed upon Borrower or any Subsidiary or upon the income, profits, or property of Borrower or any Subsidiary and all claims for labor, material or supplies which, if unpaid, might by law become a lien or charge upon the property of Borrower or any Subsidiary. None of Borrower or any Subsidiary shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof shall be contested in good faith by appropriate proceedings, and reserves therefor shall be maintained on the books of Borrower and such Subsidiary as are deemed adequate by Lender.

      ERISA. As soon as possible, and in any event within ten Business Days, after: (a) Borrower or any ERISA Affiliate knows that with respect to any Employee Benefit Plan, a "prohibited transaction," a "reportable event," or any other event or condition which could subject Borrower or any ERISA Affiliate to liability under ERISA or the Code; or (b) the institution of steps by Borrower or any ERISA Affiliate to withdraw from, or the institution of any steps by any party to terminate, any Employee Benefit Plan; has or may have occurred, Borrower shall deliver to Lender a certificate of a responsible officer setting forth the details of such matter, the action that Borrower proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the U.S. Department of Labor, or the Pension Benefit Guarantee Corporation. For purposes of this covenant, Borrower shall be deemed to have knowledge of all facts known by the fiduciaries of any plan of Borrower or any ERISA Affiliate.

      Corporate Existence. Borrower shall do or cause to be done all things necessary to maintain, preserve and renew its corporate existence and that of the Subsidiaries and its and their rights and franchises, and comply with all related laws applicable to Borrower or the Subsidiaries.

    Lender Expenses. Whether or not the Initial Disbursement is made, Borrower will (a) pay all reasonable costs and expenses of Lender incident to the transactions contemplated by this Agreement including, without limitation, all costs and expenses incurred in connection with the preparation, negotiation and execution of the Transaction Documents, or in connection with any modification, amendment, alteration, or the enforcement of this Agreement, the Subordinated Note or the other Transaction Documents, including, without limitation, Lender's out-of-pocket expenses and the charges and disbursements to counsel retained by Lender, and (b) pay and save Lender and all other holders of the Subordinated Note harmless against any and all liability with respect to amounts payable as a result of (i) any taxes which may be determined to be payable in connection with the execution and delivery of this Agreement, the Subordinated Note or the other Transaction Documents or any modification, amendment or alteration of the terms or provisions of this Agreement, the Subordinated Note or the other Transaction Documents, (ii) any interest or penalties resulting from nonpayment or delay in payment of such expenses, charges, disbursements, liabilities or taxes, and (iii) any income taxes in respect of any reimbursement by Borrower for any of such violations, taxes, interests or penalties paid by Lender. The obligations of Borrower under this Section 5.5 shall survive the repayment in full of the Subordinated Note. Any of the foregoing amounts incurred by Lender and not paid by Borrower upon demand shall bear interest from the date incurred at the rate of interest in effect or announced by Lender from time to time as its Base Rate plus 3% per annum and shall be deemed part of Borrower's Liabilities hereunder.

    Subordinated Debt. If the Subordinated Debt ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed by the FRB on the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the subordinated debt, Borrower shall: (a) immediately notify Lender; and (b) immediately upon request of Lender execute and deliver all such agreements (including, without limitation, replacement notes) as Lender may reasonably request in order to restructure the obligations evidenced by the Subordinated Debt as a senior obligation of Borrower.

    Inspection Rights. Borrower shall permit and cause the Subsidiaries to permit Lender, through Lender's employees, attorneys, accountants or other agents, to inspect any of the properties, corporate books and financial books and records of Borrower and any Subsidiary at such times as Lender reasonably may request. Lender shall maintain information furnished to it by Borrower under this Agreement in accordance with its usual and customary practices and procedures relating to information provided by customers to Lender. Accordingly, Lender shall use information furnished to it by Borrower under this Agreement only to facilitate the debtor-creditor relationship between the parties contemplated in this Agreement.

  REPORTING. Borrower shall furnish and deliver or cause to be furnished and delivered to Lender:

    Annual. As soon as available, but in any event not more than 90 days after the close of each fiscal year of Borrower, or within such further time as Lender may permit, consolidated and consolidating audited financial statements for Bancorp, Borrower and the Subsidiaries, including a balance sheet and related profit and loss statement, prepared in accordance with GAAP consistently applied throughout the periods reflected therein by Borrower's Accountant or other independent certified public accountants acceptable to Lender, who shall give their unqualified opinion with respect thereto.

    Quarterly. As soon as available, but in any event not more than 45 days after the close of each quarterly period of each fiscal year of Borrower, or within such further time as Lender may permit, (a) the call reports filed by Borrower with state or federal bank regulatory agencies, (b) the internally prepared "watch list" or other reports of Borrower with respect to delinquent, classified or assets requiring special attention, and (c) Forms FRY-9C filed by Bancorp with federal bank regulatory agencies.

    Securities Filings. As soon as practicable, but in any event not more than three Business Days after any such filings shall be made with the Securities and Exchange Commission or any exchange or market on which the capital stock of Borrower may be traded, all reports or other filings made by Bancorp, pursuant to the Securities Exchange Act of 1934, as amended or recodified, or otherwise. The deliveries required under this Section 6.3 shall be deemed to have been made if Borrower places Lender on its investor list and Lender receives the above-referenced filings by electronic mail in the ordinary course of business at the same time as other parties on the investor list.

    Compliance Certificate. Borrower shall furnish Lender, at the same time as it furnishes the quarterly financial reports referred to in Section 6.2, a quarterly compliance certificate in the form attached as Exhibit F hereto. Such quarterly compliance certificate shall be signed by the Chief Executive Officer, President or Chief Financial Officer of Borrower and shall also contain, in a form and with such specificity as is reasonably satisfactory to Lender, such additional information as Lender shall have reasonably requested by Borrower prior to the submission thereof.

    Copies of Other Reports and Correspondence. To the extent permitted by law, promptly after same are available, copies of each of the following: (a) each annual report, proxy or financial statement or other report or communication sent by Borrower or any Subsidiary to the shareholders of Borrower; (b) all annual, regular, periodic and special reports and registration statements which Borrower or any Subsidiary may file or be required to file with any federal or state banking regulatory agency or any other Governmental Agency or with any securities exchange; (c) each Uniform Bank Performance Report with respect to Borrower; (d) if an Event of Default has occurred and is continuing, all written reports presented to the board of directors of Borrower, as Lender may from time to time reasonably request; and (e) promptly upon receipt thereof, one copy of each written audit report submitted to Borrower by Borrower's Accountant.

    Proceedings. Immediately after receiving knowledge thereof, notice in writing of all charges, assessments, actions, suits and proceedings (as well as notice of the outcome of any such charges, assessments, actions, suits and proceedings) that are initiated by, or brought before, any court or Governmental Agency, in connection with Borrower or any Subsidiary, other than ordinary course of business litigation not involving the FRB, CCFI or FDIC, which, if adversely decided, would not have a material adverse effect on the financial condition or operations of Borrower.

    Event of Default; Material Adverse Change. Promptly after the occurrence thereof, notice of any other matter which has resulted in, or could reasonably be expected to result in, an Unmatured Event of Default, an Event of Default or a materially adverse change in the financial condition, business or operations of Borrower or any Subsidiary, so long as delivery of such notice is not prohibited by applicable laws and regulations.

    Issuance of Borrower Capital Stock. An amended Section 4.1.2 of the Disclosure Schedule in the event that Borrower issues any capital stock as provided in Section 4.1.2.

    Other Information Requested by Lender. Such other information concerning the business, operations, financial condition and regulatory status of Borrower or any Subsidiary as Lender may from time to time reasonably request, so long as such information is not confidential or related solely to a customer of Borrower or any Subsidiary.

  FINANCIAL COVENANT. Borrower shall maintain such capital as may be necessary to cause Borrower to be classified at all times as "well capitalized", in accordance with the rules and regulations of its primary federal regulator, as in effect from time to time and consistent with the financial information and reports contemplated in Section 6; provided, however, that Borrower shall not be deemed to have failed to comply with this Section 7 if Borrower is a party to a merger or consolidation and Borrower is classified as "adequately capitalized" through the last day of the first whole calendar quarter following any such merger or consolidation.

  BORROWER'S DEFAULT.

    Borrower's Defaults and Lender's Remedies.

      Events of Default. Notwithstanding any cure periods described below, Borrower will immediately notify Lender in writing when Borrower obtains knowledge of the occurrence of any default specified below. Regardless of whether Borrower has given the required notice, the occurrence of one or more of the following will constitute an "Event of Default" under this Agreement:

        Borrower fails to pay, when due, any principal of or installment of interest on the Subordinated Note; or

        Borrower fails to pay, when due, any amount payable under this Agreement, the Subordinated Note (other than principal or interest) or any other Transaction Document, and such failure continues for a period of five Business Days after notice thereof from Lender to Borrower; or

        Borrower fails to keep or perform any of its agreements, undertakings, obligations, covenants or conditions under this Agreement not expressly referred to in another clause of this Section 8.1 and such failure continues for a period of ten days after notice thereof from Lender to Borrower; or

        Any "Event of Default" or "Default" as defined under, or a default or breach in any respect by Borrower of any representation, warranty, covenant or agreement under, any of the Transaction Documents occurs; or

        Any certification made pursuant to this Agreement by Borrower or otherwise made in writing in connection with or as contemplated by this Agreement or any of the other Transaction Documents by Borrower shall be materially incorrect or false as of the delivery date of such certification, or any representation to Lender by Borrower as to the financial condition or credit standing of Borrower is or proves to be false or misleading; or

        The dissolution of Borrower; or

        Any order or decree is entered by any court of competent jurisdiction directly or indirectly enjoining or prohibiting Lender or Borrower from performing any of their obligations under this Agreement or any of the Transaction Documents, and such order or decree is not vacated, and the proceedings out of which such order or decree arose are not dismissed, within 60 days after the granting of such decree or order; or

        The filing of formal charges by any governmental or quasi-governmental entity, including, without limitation, the issuance of an indictment by any governmental or quasi-governmental entity, under a RICO Related Law against Borrower or any Affiliate of Borrower; or

        Final judgment or judgments for the payment of no less than $10,000,000 in the aggregate is or are outstanding against Borrower or against any of its property or assets, and any one or more of such judgments equal to no less than $10,000,000 in the aggregate has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or

        Borrower is notified that it is considered an institution in "troubled condition" within the meaning of 12 U.S.C. Section 1831i and the regulations promulgated thereunder, or if a conservator or receiver is appointed for Borrower; or

        Borrower or any Subsidiary (a) becomes insolvent or is unable to pay its debts as they mature, (b) makes an assignment for the benefit of creditors, (c) admits in writing its inability to pay its debts as they mature, or (d) suspends transaction of its usual business; or

        If, pursuant to any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government that, by its express terms, is applicable to Borrower, (a) any proceedings involving Borrower are commenced by or against Borrower, or (b) a trustee of any substantial part of the assets of Borrower is applied for or appointed, and Borrower by any action or failure to act indicates its approval of, consent to or acquiescence in any of the foregoing, or an order shall be entered approving the petition in such proceedings, or approving the application for or appointment of such trustee, and within 30 days after the entry of such order or such appointment, such order or appointment is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect; or

        Borrower applies for, consents to or acquiesces in the appointment of a receiver or conservator for itself, or in the absence of such application, consent or acquiescence, a receiver or conservator is appointed for Borrower; or

        Fifteen days after notice thereof, Borrower or any Subsidiary continues to be in default in any payment of principal or interest for any other obligation or in the performance of any other term, condition or covenant contained in any agreement (including, without limitation, an agreement in connection with the acquisition of capital equipment on a title retention or net lease basis), under which any such obligation is created the effect of which default is to cause or permit the holder of such obligation to cause such obligation to become due prior to its stated maturity.

      Lender's Remedies. Subject to Section 8.6, upon the occurrence of any Event of Default, Lender shall have the right, if such Event of Default shall then be continuing, in addition to all the remedies conferred upon Lender by law or equity or the terms of any Transaction Document, to do any or all of the following, concurrently or successively, without notice to Borrower:

        Declare the Subordinated Note to be, and it shall thereupon become, immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Subordinated Note to the contrary notwithstanding; or

        Terminate Lender's obligations under this Agreement to extend credit of any kind or to make any disbursement, whereupon the commitment and obligation of Lender to extend credit or to make disbursements hereunder shall terminate; or

        Exercise all of its rights and remedies at law or in equity.

    Protective Advances. If an Event of Default occurs, Lender may (but shall in no event be required to) cure any such Event of Default and any amounts expended by Lender in so doing, as determined by Lender in its sole and absolute discretion, shall (a) be deemed advanced by Lender under an obligation to do so regardless of the identity of the person or persons to whom such funds are furnished, (b) constitute additional advances hereunder, the payment of which is additional indebtedness evidenced by the Subordinated Note, and (c) become due and owing, at Lender's demand, with interest accruing from the date of disbursement thereof until fully paid at the Default Rate.

    Other Remedies. Nothing in this Article 8 is intended to restrict Lender's rights under any of the other Transaction Documents, other related documents, or at law or in equity, and Lender may exercise such rights and remedies as and when they are available.

    No Lender Liability. To the extent permitted by law, Lender shall have no liability for any loss, damage, injury, cost or expense resulting from any action or omission by it, or any of its representatives, which was taken, omitted or made in good faith.

    Lender's Fees and Expenses. In case of any Event of Default hereunder, Borrower shall pay Lender's fees and expenses including, without limitation, attorneys' fees and expenses, in connection with the enforcement of this Agreement or any of the other Transaction Documents or other related documents.

    Limitation on Remedies with Respect to Subordinated Debt. If an Event of Default under Section 8.1.1.13 shall occur, Lender may declare the Subordinated Note and any other amounts due Lender hereunder immediately due and payable, whereupon the Subordinated Note and such other amounts payable hereunder shall immediately become due and payable, without presentment, demand, protest or notice of any kind. If Borrower receives a written notification from the FRB that the Subordinated Note no longer constitutes Tier 2 Capital of Borrower (the "Federal Reserve Notice"), other than due to the limitation imposed by the second sentence of 12 C.F.R. Section 250.166(e), which limits the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the subordinated debt, and if thereafter any Event of Default shall occur under Section 8.1, Lender may declare the Subordinated Note and any other amounts due Lender hereunder immediately due and payable, whereupon the Subordinated Note and such other amounts payable hereunder shall immediately become due and payable, without presentment, demand, protest or notice of any kind. Upon the occurrence of an Event of Default, it is specifically understood and agreed that, notwithstanding the curing of such Event of Default, Borrower shall not be released from any of its covenants hereunder unless and until the Subordinated Note is paid in full. Upon the occurrence of an Event of Default without notice by Lender to or demand by Lender of Borrower, Lender shall have no further obligation to and may then forthwith cease advancing monies or extending credit to or for the benefit of Borrower under this Agreement and the other Transaction Documents. The parties agree that until the earlier of the Maturity Date or the delivery of a Federal Reserve Notice, Lender may only enforce Borrower's obligations under the Subordinated Debt (a) if Borrower fails to pay interest when due on the Subordinated Note, in which case Lender may pursue Borrower for such interest, (b) if Borrower fails to comply with any of the covenants set forth in Section 5 (other than Section 5.2.3(a)), in which case Lender may pursue Borrower to ensure that Borrower complies with such covenants, or (c) if an Event of Default occurs under Section 8.1.1.13, in which case the first sentence of this Section 8.6 shall govern.

  MISCELLANEOUS.

    Release; Indemnification. Borrower hereby releases Lender from any and all causes of action, claims or rights which Borrower may now or hereafter have for, or which may arise from, any loss or damage caused by or resulting from (a) any failure of Lender to protect, enforce or collect in whole or in part any of the Facility and (b) any other act or omission to act on the part of Lender, its officers, agents or employees, except in each instance for willful misconduct and gross negligence. Borrower shall indemnify, defend and hold Lender and its Affiliates harmless from and against any and all losses, liabilities, obligations, penalties, claims, fines, demands, litigation, defenses, costs, judgments, suits, proceedings, actual damages, disbursements or expenses of any kind or nature whatsoever (including, without limitation, attorneys' fees and expenses) which may at any time be either directly or indirectly imposed upon, incurred by or asserted or awarded against Lender or any of Lender's Affiliates in connection with, arising from or relating to Lender's entering into or carrying out the terms of this Agreement or being the holder of the Subordinated Note, unless Borrower establishes that the loss, liability, obligations, penalty, claim, fine, demand, litigation, defense, cost, judgment, suit, proceeding, damage, disbursement or expense arose solely by reason of Lender's or any of Lender's Affiliates' willful misconduct or gross negligence.

    Assignment and Participation. Lender may pledge or otherwise hypothecate all or any portion of this Agreement or grant participations herein (provided Lender acts as agent for any participants, except as provided below) or in any of its rights and security hereunder. With the prior written consent of Borrower, not to be unreasonably withheld or delayed, Lender may also assign all or any part of the Facility and Lender's obligations in connection therewith to one or more commercial banks or other financial institutions or investors (each an "Assignee Lender"). Upon delivery to Borrower of an executed copy of the Assignee Lender's assignment and acceptance (a) each such Assignee Lender shall be deemed to be a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender, such Assignee Lender shall have the rights and obligations of Lender hereunder and under the other Transaction Documents and other related documents, and (b) Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it, shall be released from its obligations hereunder and under the other Transaction Documents (including, without limitation, the obligation to fund the Assignee Lender's share of the Facility) and other related documents. Within five Business Days after receipt of a copy of the executed assignment and acceptance document, Borrower shall execute and deliver to Lender a new subordinated note, as applicable (for delivery to the relevant Assignee Lender), in the form of Exhibit A hereto but substituting Assignee Lender's name and evidencing such Assignee Lender's assigned portion of the Facility and a replacement subordinated note, as applicable, in the principal amount of the Facility retained by Lender (such subordinated note to be in exchange for, but not in payment of, the subordinated note then held by Lender). Such subordinated note shall be dated the date of the predecessor Subordinated Note. Lender shall mark the predecessor Subordinated Note "exchanged" and deliver it to Borrower. Accrued interest on that part of the predecessor Subordinated Note evidenced by the new subordinated note, and accrued fees, shall be paid as provided in the assignment agreement between Lender and to the Assignee Lender. Accrued interest on that part of the predecessor Subordinated Note evidenced by the replacement subordinated note shall be paid to Lender. Accrued interest and accrued fees shall be so apportioned between the subordinated note and paid at the same time or times provided in the predecessor Subordinated Note and in this Agreement. Borrower authorizes Lender to disclose to any prospective Assignee Lender any financial or other information pertaining to Borrower or the Facility. In addition, Borrower agrees that, if so requested by Lender, Borrower will cause all insurance policies, binders and commitments (including, without limitation, casualty insurance and title insurance) required by the Transaction Documents or other related documents to be delivered to Lender to name the Assignee Lender as an additional insured or obligee, as Lender may request. Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section 9.2, Lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Transaction Documents and other related documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release Lender from its obligations thereunder.

    Prohibition on Assignment. Borrower shall not assign or attempt to assign its rights under this Agreement, either voluntarily or by operation of law.

    Time of the Essence. Time is of the essence of this Agreement.

    No Waiver. No waiver of any term, provision, condition, covenant or agreement herein contained shall be effective unless set forth in a writing signed by Lender, and any such waiver shall be effective only to the extent set forth in such writing. No failure to exercise or delay in exercising, by Lender or any holder of the Subordinated Note, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity. No notice or demand on Borrower in any case shall, in itself, entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand. No consent or waiver, expressed or implied, by Lender to or of any breach or default by Borrower in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Borrower hereunder. Failure on the part of Lender to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Lender of its rights hereunder or impair any rights, powers or remedies on account of any breach or default by Borrower.

    Severability. Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular persons or situations, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

    Usury; Revival of Liabilities. All agreements between Borrower and Lender (including, without limitation, this Agreement and any other Transaction Documents) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to Lender exceed the highest lawful rate of interest permissible under the laws of the State of Wisconsin. If, from any circumstances whatsoever, fulfillment of any provision hereof or of any other Transaction Documents, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under the laws of the State of Wisconsin, and if for any reason whatsoever, Lender shall ever receive as interest an amount which would be deemed unlawful, such interest shall be applied to the payment of the last maturing installment or installments of the indebtedness to Lender (whether or not then due and payable) and not to the payment of interest. To the extent that Lender received any payment on account of Borrower's Liabilities and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment(s) or proceeds received, Borrower's Liabilities or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Lender and applied on account of Borrower's Liabilities; provided, however, if Lender successfully contests any such invalidation, declaration, set aside, subordination or other order to pay any such payment and/or proceeds to any third party, the revived Borrower's Liabilities shall be deemed satisfied.

    Notices. Any notice which either party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or if delivered by a responsible overnight courier, addressed:

    if to Borrower: East West Bank

    415 Huntington Drive

    San Marino, California 91108

    Attn: Julia S. Gouw, Executive Vice President and Chief Financial Officer

    Telephone No.: (626) 583-3512

    Fax No.: (626) 602-8008

    E-Mail Address: jgouw@eastwestbank.com

    if to Lender: Wisconsin Capital Corporation

    c/o U.S. Bank National Association

    One US Bank Plaza

    TRAM SL MO TI2M

    St. Louis, Missouri 63101

    Attn: Louis T. Dubuque, Vice President

    Telephone No.: (314) 418-8371

    Fax No.: (314) 418-3571

    E-Mail Address: louis.t.dubuque@usbank.com

    and: Wisconsin Capital Corporation

    c/o U.S. Bank National Association
    777 East Wisconsin Avenue

    3rd Floor - Wisconsin Level

    Milwaukee, Wisconsin 53202

    Attn: Jon B. Beggs, Vice President

    Telephone No.: (414) 765-4411

    Fax No.: (414) 765-6236

    E-Mail Address: jon.beggs@usbank.com

    or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice, provided that no change in address shall be effective until seven days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, five Business Days after it shall have been deposited in the United States mails as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier.

    Successors and Assigns. This Agreement shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns except that, unless Lender consents in writing, no assignment made by Borrower in violation of this Agreement shall confer any rights on any assignee of Borrower.

    No Joint Venture. Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of Lender, shall be deemed to make Lender a partner or joint venturer with Borrower.

    Brokerage Commissions. Borrower shall indemnify, defend and hold Lender and its Affiliates harmless from and against any and all losses, liabilities, obligations, penalties, claims, fines, lost profits, demands, litigation, defenses, costs, judgments, suits, proceedings, damages, disbursements or expenses of any kind or nature whatsoever (including, without limitation, attorneys' fees and expenses), consequential or otherwise, which may at any time be either directly or indirectly imposed upon, incurred by or asserted or awarded against Lender or any of its Affiliates in connection with, arising out of or relating to any claim of a broker's or finder's fee against Lender or any person or entity in connection with the transaction herein contemplated arising out of or relating to Borrower's or Lender's action or inaction.

    Publicity. Neither party shall publicize the Facility without the prior written consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed.

    Documentation. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to Lender shall be in form and substance satisfactory to Lender.

    Additional Assurances; Right of Sell-off. Borrower agrees that, at any time or from time to time, upon the written request of Lender, it will execute all such further documents and do all such other acts and things as Lender may reasonably request to effectuate the transaction herein contemplated. If any Event of Default that permits Lender to accelerate the obligations of Borrower pursuant to Section 8.1.2 shall have occurred and be continuing, Lender is hereby authorized at any time and from time to time to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any and all other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of Borrower's Liabilities irrespective of whether or not Lender shall have made any demand hereunder or thereunder. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section 9.14 are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which Lender may have. Nothing contained in this Agreement or any other Transaction Document shall impair the right of Lender to exercise any right of set-off or counterclaim it may have against Borrower and to apply the amount subject to such exercise to the payment of indebtedness of Borrower unrelated to this Agreement or the other Transaction Documents.

    Entire Agreement. This Agreement and the Disclosure Schedule and Exhibits hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto.

    Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California. Nothing herein shall be deemed to limit any rights, powers or privileges which Lender may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by Lender which is lawful pursuant to, or which is permitted by, any of the foregoing.

    Forum; Agent; Venue. To induce Lender to accept this Agreement and the other Transaction Documents, Borrower irrevocably agrees that all actions or proceedings in any way, manner, or respect, arising out of or from or related to this Agreement or the other Transaction Documents shall be litigated only in courts having situs within Los Angeles, California. Borrower hereby consents and submits to the jurisdiction of any local, state, or federal court located within said city. Borrower hereby waives any right it may have to transfer or change the venue of any litigation brought against Borrower by Lender.

    No Third Party Beneficiary. This Agreement is made for the sole benefit of Borrower and Lender, and no other person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder.

    Legal Tender of United States. All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

    Captions; Counterparts. Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions. This Agreement may be executed by facsimile and in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

    Knowledge; Discretion. All references herein to a party's best knowledge shall be deemed to mean the best knowledge of such party based on commercially reasonable inquiry. All references herein to Borrower's knowledge shall be deemed to refer to the best knowledge of Borrower and each Subsidiary. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by Lender, to the making of a determination or designation by Lender, to the application of Lender's discretion or opinion, to the granting or withholding of Lender's consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to Lender, or otherwise involving the decision making of Lender, shall be deemed to mean that Lender shall decide unilaterally using its sole and absolute discretion or judgment.

    WAIVER OF RIGHT TO JURY TRIAL. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT, THE SUBORDINATED DEBENTURE OR ANY OF THE OTHER TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF BORROWER OR LENDER. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (a) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (b) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER'S COUNSEL AND IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS AND (c) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

    IN WITNESS WHEREOF, the parties hereto have caused this Subordinated Note Purchase Agreement to be executed by their duly authorized representatives as of the date first above written.

    EAST WEST BANK

    By:

    Name: Julia S. Gouw

    Title: Executive Vice President and Chief Financial Officer

    WISCONSIN CAPITAL CORPORATION

    By:

    Name: Louis T. Dubuque

    Title: Vice President

    EXHIBIT A

    FORM OF SUBORDINATED NOTE

    THIS SUBORDINATED NOTE IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND IT IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY FEDERAL AGENCY.

    $50,000,000.00 Milwaukee, Wisconsin
    ______________, 2005

    FOR VALUE RECEIVED, the undersigned, EAST WEST BANK, a California state-chartered Federal Reserve member bank ("Borrower"), hereby promises to pay to the order of WISCONSIN CAPITAL CORPORATION, a Nevada corporation, or any holder hereof from time to time ("Lender"), at such place as may be designated in writing by Lender, the principal sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00) (or so much thereof that has been advanced and remains outstanding) with interest thereon as hereinafter provided. This Subordinated Note (this "Subordinated Note") is issued pursuant to the terms of that certain Subordinated Note Purchase Agreement of even date herewith by and between Borrower and Lender (as may be amended, restated, supplemented or modified from time to time, the "Agreement"). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

    All accrued interest and unpaid principal and other amounts due and payable under this Subordinated Note shall be paid in full on or before the Maturity Date. The outstanding unpaid principal balance of this Subordinated Note shall be payable in one installment on the Maturity Date. The unpaid principal amount outstanding under this Subordinated Note from time to time shall bear interest before maturity in accordance with the Agreement. Under certain circumstances as provided in the Agreement, overdue interest payments under this Subordinated Note shall bear interest from the due date thereof until paid at a daily rate equal to the Default Rate.

    Whenever any payment to be made under this Subordinated Note shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day. There shall be no penalties or other charges payable by Borrower to Lender hereunder other than those payments described in this Subordinated Note or in the Agreement. Borrower may prepay all or, from time to time, part of the outstanding unpaid principal balance under this Subordinated Note in accordance with Section 2.8.1 of the Agreement.

    This Subordinated Note is not secured by any assets of Borrower. No payment shall be made at any time on account of the principal hereof, unless following such payment the sum of (a) the shareholders' equity of Borrower and (b) the aggregate principal amount thereafter outstanding under this Subordinated Note and all other capital notes and debentures of Borrower shall equal or exceed the sum of (i) $__________ (which represents the shareholders' equity of Borrower at the date of the original issue of this Subordinated Note) and (ii) $50,000,000 (which represents the principal amount of all capital notes and debentures, including this Subordinated Note, at the date of original issue of this Subordinated Note), except as may be otherwise authorized by the CCFI.

    So long as any portion of the unpaid principal of this Subordinated Note is deemed by the FRB to be Tier 2 Capital of Borrower in accordance with the rules and regulations of the FRB applicable to the capital status of the subordinated debt, the rights of Lender to the principal sum hereunder or any part hereof and to any accrued interest thereon shall remain subject and subordinate to the claims of general creditors and depositors of Borrower (collectively, "Senior Claims"), but hereby expressly excluding claims relating to Other Subordinated Indebtedness (as defined below) with respect to which the rights of Lender are senior in all respects. Upon dissolution or liquidation of Borrower, no payment of principal, interest or premium (including post-default interest) shall be due and payable under the terms of this Subordinated Note until all Senior Claims (which expressly exclude claims relating to the Other Subordinated Indebtedness) shall have been paid in full. If this Subordinated Note ceases to be deemed to be Tier 2 Capital of Borrower in accordance with the rules and regulations of the FRB applicable to the capital status of the subordinated debt, other than due to the limitations imposed by the second sentence of 12 C.F.R Section 250.166(e), which limits the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the subordinated debt, Borrower shall: immediately notify Lender; and immediately upon request of Lender execute and deliver all such agreements (including without limitation pledge agreements and replacement notes) as Lender may request in order to restructure the obligation evidenced hereby as a senior obligation of Borrower with the same interest rate and Maturity Date as is provided in the Agreement with respect to this Subordinated Note. If Borrower fails to execute such agreements as required by Lender within 30 days of Lender's request, such failure shall be deemed to be an Event of Default under Section 8.1.1 of the Agreement.

    As used herein, "Other Subordinated Indebtedness" shall mean indebtedness that is subordinated to the interests of the Borrower's depositors or is otherwise intended to qualify as regulatory capital of Borrower in accordance with the rules and regulations of the FRB.

    If an Event of Default shall occur, Lender shall have the rights set forth in Section 8.1.2 of the Agreement.

    If any attorney is engaged by Lender to enforce or defend any provision of this Subordinated Note or any of the other Transaction Documents, or as a consequence of any Event of Default, with or without the filing of any legal action or proceeding, then Borrower shall pay to Lender immediately upon demand all attorneys' fees and expenses, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys' fees and expenses had been added to the principal.

    No previous waiver and no failure or delay by Lender in acting with respect to the terms of this Subordinated Note or any of the other Transaction Documents shall constitute a waiver of any breach, default or failure of condition under this Subordinated Note, the Agreement or any of the other Transaction Documents or the obligations secured thereby. A waiver of any term of this Subordinated Note or any of the other Transaction Documents or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver. In the event of any inconsistencies between the terms of this Subordinated Note and the terms of any other document related to the Facility evidenced by this Subordinated Note, the terms of this Subordinated Note shall prevail.

    Except as otherwise provided in the Agreement, Borrower expressly waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of late charges, and diligence in taking any action to collect any sums owing under this Subordinated Note. In addition, Borrower expressly agrees that this Subordinated Note and any payment coming due hereunder may be extended from time to time without in any way affecting the liability of any such party hereunder.

    Time is of the essence with respect to every provision hereof. This Subordinated Note shall be construed and enforced in accordance with the laws of the State of California, except to the extent that federal laws preempt the laws of the State of California, and all persons and entities in any manner obligated under this Subordinated Note consent to the jurisdiction of any federal or State court within Los Angeles, California having proper venue and also consent to service of process by any means authorized by California or Federal law. Any reference contained herein to attorneys' fees and expenses shall be deemed to be to reasonable fees and expenses and to include all reasonable fees and expenses of in-house or staff attorneys and the reasonable fees and expenses of any other experts or consultants.

    All agreements between Borrower and Lender (including, without limitation, this Subordinated Note and the Agreement, and any other documents securing all or any part of the indebtedness evidenced hereby) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to Lender exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof, the Agreement or any other documents securing all or any part of the indebtedness evidenced hereby at the time performance of such provisions shall be due, shall involve exceeding the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such applicable laws, and if, for any reason whatsoever, Lender shall ever receive as interest an amount which would be deemed unlawful under such applicable law, such interest shall be automatically applied to the payment of the principal of this Subordinated Note (whether or not then due and payable) and not to the payment of interest or refunded to Borrower if such principal has been paid in full.

    Lender may sell, assign, pledge or otherwise transfer or encumber any or all of its interest under this Subordinated Note at any time and from time to time; provided, however, that the prior written consent of Borrower, not to be unreasonably withheld or delayed, is required for any sale or assignment of this Subordinated Note. In the event of a transfer, all terms and conditions of this Subordinated Note shall be binding upon and inure to the benefit of the transferee after such transfer.

    Upon receipt of notice from Lender advising Borrower of the loss, theft, destruction or mutilation of this Subordinated Note, Borrower shall, execute and deliver in lieu thereof a new debenture in principal amount equal to the unpaid principal amount of such lost, stolen, destroyed or mutilated debenture, dated the date to which interest has been paid on such lost, stolen, destroyed or mutilated Subordinated Note.

    Unless otherwise provided in the Agreement, all payments on account of the indebtedness evidenced by this Subordinated Note shall be first applied to the payment of costs and expenses of Lender which are due and payable, then to past-due interest on the unpaid principal balance and the remainder to principal.

    Any notice which either party hereto may be required or may desire to give hereunder shall be governed by the notice provisions of the Agreement.

    BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS Subordinated Note OR ANY OF THE OTHER TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF BORROWER OR LENDER. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS SUBORDINATED NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER'S COUNSEL AND IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THE TRANSACTION DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

    IN WITNESS WHEREOF, the undersigned has executed this Subordinated Note or caused this Subordinated Note to be executed by its duly authorized representative as of the date first above written.

    EAST WEST BANK

    By:

    Name: Julia S. Gouw

    Title: Executive Vice President and Chief Financial Officer

    EXHIBIT B

    FORM OF RATE ELECTION NOTICE

    _________________, 200__

    Wisconsin Capital Corporation

    c/o U.S. Bank National Association
    777 East Wisconsin Avenue

    3rd Floor - Wisconsin Level

    Milwaukee, Wisconsin 53202

    Attn: Correspondent Banking Division

    Ladies and Gentlemen:

    This will confirm the telephone conversation Ms./Mr. _____________________ had with your office on _____________, 200__, regarding Borrowing Tranches under and as defined in the Subordinated Note Purchase Agreement dated as of April __, 2005 (the "Agreement"), as follows:

    FROM FACILITY #:______________

    Amount of Currently Outstanding LIBO Rate Tranche: $____________

    Amount of Currently Outstanding Base Rate Tranche: $____________

    For Currently Outstanding LIBO Rate Tranche (complete as applicable):

    - Amount to be converted to Base Rate Tranche
    (multiple of $5,000,000): $____________

    - Amount to be continued for additional LIBOR Period: $____________

    For Currently Outstanding Base Rate Tranche (complete as applicable):

    - Amount to be converted to LIBO Rate Tranche
    (multiple of $5,000,000): $____________

    Date:______________________

    We acknowledge that the election reflected herein is subject to Section 2.6.1 and the other provisions of the Agreement.

    Very truly yours,

    EAST WEST BANK

    By:

    Authorized Signature

    EXHIBIT C

    FORM OF OPINION OF BORROWER'S COUNSEL

    April __, 2005

    Wisconsin Capital Corporation

    c/o U.S. Bank National Association
    777 East Wisconsin Avenue

    3rd Floor - Wisconsin Level

    Milwaukee, Wisconsin 53202

    Attn: Correspondent Banking Division

    Re: Subordinated Note Issued by East West Bank

    Ladies and Gentlemen:

    We have served as counsel to East West Bank ("Borrower"), a California state-chartered Federal Reserve member bank, in connection with the Facility described in that certain Subordinated Note Purchase Agreement dated as of April __, 2005 (the "Purchase Agreement") by and between Borrower and Wisconsin Capital Corporation, a Nevada corporation ("Lender"). This opinion is being delivered to you pursuant to Section 3.2.1 of the Purchase Agreement. Capitalized terms used herein and otherwise undefined shall have the meanings given them in the Purchase Agreement.

    In order to render the opinions expressed herein, we have examined the following (collectively, the "Financing Documents"):

    1. the executed Purchase Agreement and the other Transaction Documents; and

    2. such other documents, instruments, writings and agreements as we deemed appropriate.

    In our examination of the Financing Documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of all copies submitted to us with the originals to be delivered and the due authorization, execution and delivery by each party to such documents (other than Borrower).

    Based on the foregoing and subject to the qualifications set forth in this letter, it is our opinion that:

    1. Borrower is a state-chartered Federal Reserve member bank, duly organized, validly existing and in good standing under the laws of the State of California. The deposit accounts of Borrower are insured by the FDIC. Borrower has the requisite power and authority, corporate or otherwise, to conduct its business as it has been and is now being conducted. The authorized capital stock of Borrower is as stated in the Purchase Agreement and such stock is validly issued and outstanding, fully paid and non-assessable, and is owned in its entirety, beneficially and of record by Bancorp.

    2. Provided that Lender is an accredited investor within the meaning of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act"), it is not necessary in conjunction with the issuance of the Subordinated Note, to register the Subordinated Note under the Act or the laws of the State of California.

    3. No order, permission, consent or approval of any federal or state commission, board or regulatory authority is required for the execution and delivery or performance by Borrower of the Transaction Documents.

    4. Except as disclosed in the Transaction Documents, there are no actions, suits, investigations, or proceedings pending, or to our knowledge, threatened against or affecting Borrower or any Subsidiary, or the business or properties of Borrower or any Subsidiary, or before or by any Governmental Agency or any court, arbitrator or grand jury, which can reasonably be expected to result in any material adverse change in business, operations or properties or assets or in the condition, financial or otherwise, of Borrower or any Subsidiary, or in the ability of Borrower or any Subsidiary to perform under the Transaction Documents. None of Borrower or any Subsidiary is, to our knowledge, in default with respect to any judgment, order, writ, injunction, decree, demand, rule or regulation of any court, arbitrator, grand jury, or of any Governmental Agency, default under which might have consequences which would materially and adversely affect the business, properties or assets of the condition, financial or otherwise, of Borrower or any Subsidiary.

    5. There is no default by Borrower or any Subsidiary under any order, writ, injunction or decree of any court, any applicable law, instrumentality, any contract, lease, agreement, instrument or commitment to which any of them is a party or bound, which has or would have a material adverse effect upon the condition, financial or otherwise, of Borrower, or any Subsidiary or their ability to perform under the Transaction Documents.

    6. To our knowledge, no proceeds of the Facility will be used to purchase or carry any margin stock or to extend credit to others for purposes of purchasing or carrying margin stock.

    7. The execution, delivery and performance by Borrower of the Transaction Documents (a) are within Borrower's corporate powers, (b) have been duly authorized by all necessary corporate action of Borrower, (c) do not contravene (i) Borrower's articles of association or by-laws or (ii) any law or contractual restriction (including, without limitation, any restriction set forth in any indenture) affecting Borrower or any Subsidiary and (d) do not result in the creation of any lien or other encumbrance upon or with respect to any of the assets or property of Borrower or any Subsidiary.

    8. The Transaction Documents are legally valid and binding obligations of Borrower and are enforceable against it in accordance with their respective terms, except as such enforceability may be limiting by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or limiting creditors' rights or equitable principles generally.

    Very truly yours,

    EXHIBIT D

    FORM OF AUTHORIZATION TO DEBIT ACCOUNT

    To: U.S. Bank Agency Services, as Servicing Agent

    Attention: (Insert Agency Specialist Name)

    Fax Number: (Insert Fax Number)

    EAST WEST BANK (the "Borrower") hereby authorizes and directs U.S. Bank National Association (the "Bank") to debit the Borrower's account no. _____________________ at the Bank for the amount of any interest, fees or principal due on any of the Borrower's indebtedness to Wisconsin Capital Corporation, and to pay such amount to Wisconsin Capital Corporation.
DATED:_____________________	EAST WEST BANK By: Name: Title:

    EXHIBIT E

    FORM OF NOTICE OF AUTHORIZED BORROWERS

    To: U.S. Bank Agency Services, as Servicing Agent

    Attention: (Insert Agency Specialist Name)

    Fax Number: (Insert Fax Number)

    Please be advised that the following people are authorized to request advances, principal reductions or fixed rate contracts (e.g. LIBOR loans) under the credit facilities referenced in the Subordinated Note Purchase Agreement, dated as of April __, 2005, between East West Bank and Wisconsin Capital Corporation:
	Name	Title

1.

2.

3.

4.

5.

DATED:_____________________	EAST WEST BANK By: Name: Title:

    EXHIBIT F

    FORM OF QUARTERLY COMPLIANCE CERTIFICATE

    for the Quarter Ended ______________________

    The undersigned, the ____________________ of East West Bank ("Borrower"), hereby delivers this certificate pursuant to Section 6.4 of that certain Subordinated Note Purchase Agreement dated as of April __, 2005, between Borrower and Wisconsin Capital Corporation (the "Agreement") and certifies as of the date hereof as follows:

    1. Attached hereto are the quarterly financial reports described in Section 6.2 of the Agreement for the above-referenced quarter.

    2. Borrower is in compliance in all material respects with all covenants contained in the Agreement, and has provided a detailed calculation, as of the quarter-end date set forth in the title hereof, of the financial covenant set forth in Section 7 of the Agreement on Annex A attached hereto.

    3. No Event of Default has occurred or is continuing under the Agreement. [Or, if incorrect, provide detail regarding the Event of Default and the steps being taken to cure it and the time within which such cure will occur.]

    4. Borrower's representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.8 and 4.9 of the Agreement are true as of the date of this certificate.

    Capitalized terms in this Quarterly Compliance Certificate that are otherwise undefined shall have the meanings given them in the Agreement.

    Dated: [INSERT DATE]

    EAST WEST BANK

    By:

    Name:

    Title:

    ANNEX A

    to

    QUARTERLY COMPLIANCE CERTIFICATE

    [DISCLOSURE SCHEDULES TO BE ATTACHED]

    SUBORDINATED NOTE

    THIS SUBORDINATED NOTE IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND IT IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY FEDERAL AGENCY.

    $50,000,000.00 Milwaukee, Wisconsin
    ______________, 2005

    FOR VALUE RECEIVED, the undersigned, EAST WEST BANK, a California state-chartered Federal Reserve member bank ("Borrower"), hereby promises to pay to the order of WISCONSIN CAPITAL CORPORATION, a Nevada corporation, or any holder hereof from time to time ("Lender"), at such place as may be designated in writing by Lender, the principal sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00) (or so much thereof that has been advanced and remains outstanding) with interest thereon as hereinafter provided. This Subordinated Note (this "Subordinated Note") is issued pursuant to the terms of that certain Subordinated Note Purchase Agreement of even date herewith by and between Borrower and Lender (as may be amended, restated, supplemented or modified from time to time, the "Agreement"). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

    All accrued interest and unpaid principal and other amounts due and payable under this Subordinated Note shall be paid in full on or before the Maturity Date. The outstanding unpaid principal balance of this Subordinated Note shall be payable in one installment on the Maturity Date. The unpaid principal amount outstanding under this Subordinated Note from time to time shall bear interest before maturity in accordance with the Agreement. Under certain circumstances as provided in the Agreement, overdue interest payments under this Subordinated Note shall bear interest from the due date thereof until paid at a daily rate equal to the Default Rate.

    Whenever any payment to be made under this Subordinated Note shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day. There shall be no penalties or other charges payable by Borrower to Lender hereunder other than those payments described in this Subordinated Note or in the Agreement. Borrower may prepay all or, from time to time, part of the outstanding unpaid principal balance under this Subordinated Note in accordance with Section 2.8.1 of the Agreement.

    This Subordinated Note is not secured by any assets of Borrower. No payment shall be made at any time on account of the principal hereof, unless following such payment the sum of (a) the shareholders' equity of Borrower and (b) the aggregate principal amount thereafter outstanding under this Subordinated Note and all other capital notes and debentures of Borrower shall equal or exceed the sum of (i) $__________ (which represents the shareholders' equity of Borrower at the date of the original issue of this Subordinated Note) and (ii) $50,000,000 (which represents the principal amount of all capital notes and debentures, including this Subordinated Note, at the date of original issue of this Subordinated Note), except as may be otherwise authorized by the CCFI.

    So long as any portion of the unpaid principal of this Subordinated Note is deemed by the FRB to be Tier 2 Capital of Borrower in accordance with the rules and regulations of the FRB applicable to the capital status of the subordinated debt, the rights of Lender to the principal sum hereunder or any part hereof and to any accrued interest thereon shall remain subject and subordinate to the claims of general creditors and depositors of Borrower (collectively, "Senior Claims"), but hereby expressly excluding claims relating to Other Subordinated Indebtedness (as defined below) with respect to which the rights of Lender are senior in all respects. Upon dissolution or liquidation of Borrower, no payment of principal, interest or premium (including post-default interest) shall be due and payable under the terms of this Subordinated Note until all Senior Claims (which expressly exclude claims relating to the Other Subordinated Indebtedness) shall have been paid in full. If this Subordinated Note ceases to be deemed to be Tier 2 Capital of Borrower in accordance with the rules and regulations of the FRB applicable to the capital status of the subordinated debt, other than due to the limitations imposed by the second sentence of 12 C.F.R Section 250.166(e), which limits the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the subordinated debt, Borrower shall: immediately notify Lender; and immediately upon request of Lender execute and deliver all such agreements (including without limitation pledge agreements and replacement notes) as Lender may request in order to restructure the obligation evidenced hereby as a senior obligation of Borrower with the same interest rate and Maturity Date as is provided in the Agreement with respect to this Subordinated Note. If Borrower fails to execute such agreements as required by Lender within 30 days of Lender's request, such failure shall be deemed to be an Event of Default under Section 8.1.1 of the Agreement.

    As used herein, "Other Subordinated Indebtedness" shall mean indebtedness that is subordinated to the interests of the Borrower's depositors or is otherwise intended to qualify as regulatory capital of Borrower in accordance with the rules and regulations of the FRB.

    If an Event of Default shall occur, Lender shall have the rights set forth in Section 8.1.2 of the Agreement.

    If any attorney is engaged by Lender to enforce or defend any provision of this Subordinated Note or any of the other Transaction Documents, or as a consequence of any Event of Default, with or without the filing of any legal action or proceeding, then Borrower shall pay to Lender immediately upon demand all attorneys' fees and expenses, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys' fees and expenses had been added to the principal.

    No previous waiver and no failure or delay by Lender in acting with respect to the terms of this Subordinated Note or any of the other Transaction Documents shall constitute a waiver of any breach, default or failure of condition under this Subordinated Note, the Agreement or any of the other Transaction Documents or the obligations secured thereby. A waiver of any term of this Subordinated Note or any of the other Transaction Documents or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver. In the event of any inconsistencies between the terms of this Subordinated Note and the terms of any other document related to the Facility evidenced by this Subordinated Note, the terms of this Subordinated Note shall prevail.

    Except as otherwise provided in the Agreement, Borrower expressly waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of late charges, and diligence in taking any action to collect any sums owing under this Subordinated Note. In addition, Borrower expressly agrees that this Subordinated Note and any payment coming due hereunder may be extended from time to time without in any way affecting the liability of any such party hereunder.

    Time is of the essence with respect to every provision hereof. This Subordinated Note shall be construed and enforced in accordance with the laws of the State of California, except to the extent that federal laws preempt the laws of the State of California, and all persons and entities in any manner obligated under this Subordinated Note consent to the jurisdiction of any federal or State court within Los Angeles, California having proper venue and also consent to service of process by any means authorized by California or Federal law. Any reference contained herein to attorneys' fees and expenses shall be deemed to be to reasonable fees and expenses and to include all reasonable fees and expenses of in-house or staff attorneys and the reasonable fees and expenses of any other experts or consultants.

    All agreements between Borrower and Lender (including, without limitation, this Subordinated Note and the Agreement, and any other documents securing all or any part of the indebtedness evidenced hereby) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to Lender exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof, the Agreement or any other documents securing all or any part of the indebtedness evidenced hereby at the time performance of such provisions shall be due, shall involve exceeding the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such applicable laws, and if, for any reason whatsoever, Lender shall ever receive as interest an amount which would be deemed unlawful under such applicable law, such interest shall be automatically applied to the payment of the principal of this Subordinated Note (whether or not then due and payable) and not to the payment of interest or refunded to Borrower if such principal has been paid in full.

    Lender may sell, assign, pledge or otherwise transfer or encumber any or all of its interest under this Subordinated Note at any time and from time to time; provided, however, that the prior written consent of Borrower, not to be unreasonably withheld or delayed, is required for any sale or assignment of this Subordinated Note. In the event of a transfer, all terms and conditions of this Subordinated Note shall be binding upon and inure to the benefit of the transferee after such transfer.

    Upon receipt of notice from Lender advising Borrower of the loss, theft, destruction or mutilation of this Subordinated Note, Borrower shall, execute and deliver in lieu thereof a new debenture in principal amount equal to the unpaid principal amount of such lost, stolen, destroyed or mutilated debenture, dated the date to which interest has been paid on such lost, stolen, destroyed or mutilated Subordinated Note.

    Unless otherwise provided in the Agreement, all payments on account of the indebtedness evidenced by this Subordinated Note shall be first applied to the payment of costs and expenses of Lender which are due and payable, then to past-due interest on the unpaid principal balance and the remainder to principal.

    Any notice which either party hereto may be required or may desire to give hereunder shall be governed by the notice provisions of the Agreement.

    BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS Subordinated Note OR ANY OF THE OTHER TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF BORROWER OR LENDER. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS SUBORDINATED NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER'S COUNSEL AND IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THE TRANSACTION DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

    IN WITNESS WHEREOF, the undersigned has executed this Subordinated Note or caused this Subordinated Note to be executed by its duly authorized representative as of the date first above written.

    EAST WEST BANK

    By:

    Name: Julia S. Gouw

    Title: Executive Vice President and Chief Financial Officer